Exhibit 10.17

                            REVOLVING LOAN AGREEMENT

                                     between

                           HUDSON TECHNOLOGIES COMPANY

                                       and

                          KELTIC FINANCIAL PARTNERS, LP

                               Dated: May 30, 2003

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                                    i) REVOLVING LOAN AGREEMENT

            This Revolving Loan Agreement is made this 30th day of May, 2003, between HUDSON TECHNOLOGIES COMPANY ("Borrower"), a corporation organized and existing pursuant to the laws of the State of Tennessee having an address at 275 North Middletown Road, Pearl River, New York 10965.

            and KELTIC FINANCIAL PARTNERS, LP ("Lender"), a Delaware limited partnership, with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 (this "Agreement").

                              W I T N E S S E T H:

            WHEREAS, Borrower has requested that Lender extend a FOUR MILLION SIX HUNDRED THOUSAND and 00/100 Dollars ($4,600,000.00) revolving credit facility, the proceeds of which will be used to repay existing indebtedness to CIT Small Business Lending Corporation and to also provide Borrower with working capital support.

            WHEREAS, Borrower has requested that Lender extend a FOUR HUNDRED THOUSAND and 00/100 Dollars ($400,000.00) term loan, the proceeds of which will be used to repay existing indebtedness to CIT Small Business Lending Corporation and to provide Borrower with working capital support.

            WHEREAS, Lender is willing to extend the credit facilities on the terms and subject to the conditions set forth in this Agreement.

                                    ii) AGREEMENT

            B. DEFINITIONS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  i. "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

                  ii. "Advance" shall mean any loan or advance made by Lender in connection with the Revolving Loan.

                  iii. "Affiliate" shall mean any Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower including, without limitation, Hudson Holdings, Inc. and Hudson Technologies, Inc.; (ii) which beneficially owns or holds 5% or more of any class of the voting stock or other equity interest in Borrower; or (iii) 5% or more of the voting stock or other equity interest of which is beneficially owned or held by Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other equity interests, by contract or otherwise.


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                  iv. "Authenticate" shall mean to sign or to execute or
      otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present interest of the authenticating person to identify the person and adopt or accept a Record.

                  v. "Bank Accounts" shall have the meaning set forth in Section
      5.23 of this Agreement.

                  vi. "Banking Day" shall mean any day on which commercial banks are not authorized or required to close in New York State.

                  vii. "Borrower" shall mean Hudson Technologies Company.

                  viii. "Borrowing Capacity" shall have the meaning set forth in
      Section 2.1 of this Agreement.

                  ix. "Borrowing Base Certificate" shall mean a borrowing base certificate substantially in the form of Exhibit D attached hereto.

                  x. "Capital Expenditure" shall mean, as determined in accordance with GAAP, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during any period.

                  xi. "Code" shall mean the Internal Revenue Code of the United States.

                  xii. "Collateral" shall mean all of the Property and interests in Property described in the General Security Agreement, and all other personal property of Borrower and interests of Borrower in personal property that now or hereafter secures the payment and performance of any of the Obligations pursuant to any of the Loan Documents or otherwise including, without limitation, any proceeds and insurance proceeds of the foregoing.

                  xiii. "Contract Year" shall mean, during the term of the Loans, each consecutive twelve (12) month period commencing on the date hereof and, in each case, ending on the date, which is one day prior to the applicable anniversary date hereof.

                  xiv. "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, whether or not Lender has declared an Event of Default to have occurred.

                  xv. "EBITDA" shall mean Borrower's total income before interest expense, taxes, depreciation and amortization, all calculated in accordance with GAAP.

                  xvi. "Eligible Inventory" shall mean Inventory which has been identified and described to Lender's satisfaction, is represented by Borrower (by its


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            acceptance of Revolving Loans thereon) as meeting all of the following criteria on the date of any Revolving Loan based thereon and thereafter while any Obligation is outstanding, and is in all other respects acceptable to Lender:

                        a. Borrower is the sole owner of the Inventory; none of
                  the Inventory is being held or shipped by Borrower on a consignment or approval basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof; and none of the Inventory is subject to any claim, lien or security interest;

                        b. If any of the Inventory is represented or covered by
                  any document of title, instrument or chattel paper, Borrower is the sole owner of all such documents, instruments and chattel paper, all thereof are in the possession of Borrower, none thereof has been sold, assigned or otherwise transferred, and none thereof is subject to any claim, lien or security interest;

                        c. The Inventory consists of refrigerants which have
                  been processed in accordance with all Governmental Rules, or finished goods consisting of saleable cylinders to hold refrigerants acquired by Borrower in the ordinary course of its business, as conducted on the date hereof, subject to its contract or sole possession and, located in compliance with
                  Section 5.15 of this Agreement or at locations approved by Lender in writing for which landlord or bailee waivers in form and substance acceptable to Lender have been executed and delivered by such landlord or bailee to Lender.

                  xvii. "Eligible Receivables" shall mean and include only Receivables of Borrower, the records and accounts of which are located in compliance with Section 5.14 of this Agreement, are acceptable to Lender in Lender's sole and absolute discretion, arise out of sales in the ordinary course of Borrower's business as currently conducted, made by Borrower to a Person which is not an Affiliate of Borrower nor an employee of Borrower nor controlled by an Affiliate of Borrower, which are not in dispute and which do not then violate any warranty with respect to Eligible Receivables set forth in the General Security Agreement, and the Inventory which is the subject matter of such Receivable, must have been shipped to the customer on or prior to the invoice date, or the services described in any such invoice must have been provided on or prior to the invoice date. No Receivable shall be an Eligible Receivable if more than ninety (90) days have passed since the original invoice date. Lender may treat any Receivable as ineligible if:

                        a. any warranty contained in this Agreement or in the
                  General Security Agreement with respect to Eligible Receivables or any warranty with respect to such Receivable contained in this Agreement or in the General Security Agreement has been breached; or

                        b. the Account Debtor or any Affiliate of the Account
                  Debtor has disputed liability, or made any claim with respect to such Receivable


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                  or with respect to any other Receivable due from such customer or Account Debtor to Borrower, with respect to any Receivable which Lender, in its sole and absolute discretion, deems material; or

                        c. the Account Debtor or any Affiliate of the Account
                  Debtor has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or if any case under the Bankruptcy Code has been filed against the Account Debtor or any Affiliate of the Account Debtor, or if the Account Debtor or any Affiliate of the Account Debtor has made an assignment for the benefit of creditors, or if the Account Debtor or any Affiliate of the Account Debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                        d. if the Account Debtor is also a supplier to or
                  creditor of Borrower or if the Account Debtor has or asserts any right of offset with respect to any Receivable or asserts any claim or counterclaim against Borrower with respect to any Receivable or otherwise (so long as the Account Debtor does not assert any right of set off or counterclaim, Lender, subject to all the other provisions of this Agreement, will only consider the Receivable ineligible in an amount equal to the amount owed such Account Debtor by Borrower); or

                        e. the sale is to an Account Debtor outside the United
                  States, unless the sale is secured by a letter of credit or acceptance acceptable to Lender in its sole discretion, or is insured by a credit risk insurance policy acceptable to Lender in its sole discretion or on other terms acceptable to Lender in its sole discretion; or

                        f. fifty percent (50%) or more of the Receivables of any
                  Account Debtor and its Affiliates are ineligible, then all the Receivables of such Account Debtor and its Affiliates may be deemed ineligible by Lender under this Agreement; or

                        g. the total unpaid Receivables of the Account Debtor
                  exceed twenty percent (20%) of the net amount of all Receivables, to the extent of such excess, except that with respect to NRP/COOLGAS, INC., USA/ B & B and GENUINE PARTS COMPANY, the percentage shall be twenty-five percent (25%), provided the credit worthiness of any such Account Debtor is acceptable to Lender in its sole discretion and credit insurance coverage is in existence covering such Account Debtor's Receivables acceptable to Lender in its sole and absolute discretion; or

                        h. it relates to a sale of goods or services to the
                  United States of America, or any agency or department thereof, unless Borrower assigns its right to payment of such Receivable to Lender, in form and substance


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                  satisfactory to Lender, so as to comply with the Assignment of
                  Claims Act of 1940, as amended; or

                        i. it relates to a sale of goods or services to a state
                  or local governmental authority or an agency or department thereof in excess of $50,000.00 in the aggregate; or

                        j. it relates to intercompany sales, employee sales or
                  any Receivable due from an Affiliate of Borrower; or

                        k. it consists of a sale to an Account Debtor on
                  consignment, bill and hold, guaranteed sale, sale or return, sale on approval, payment plan, scheduled installment plan, extended payment terms or any other repurchase or return basis; or

                        l. the Account Debtor is located in a state in which
                  Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualifications to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to do business in such state or has filed all required reports; or

                        m. the Receivable is evidenced by chattel paper or an
                  instrument of any kind, or has been reduced to judgment; or

                        n. the Receivable arises from a sale of goods or
                  services to an individual who is purchasing such goods primarily for personal, family or household purposes;

                        o. if Lender believes, in its sole and absolute
                  judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay.

                  xviii. "Environment" shall mean any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

                  xix. "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "hazardous substances" and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  xx. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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                  xxi. "Events of Default" shall have the meaning set forth in
      Article 12 of this Agreement.

                  xxii. "Fiscal Year" shall mean with respect to any Person, a year of 365 or 366 days, as the case may be, ending on the last day of December in any calendar year.

                  xxiii. "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of EBITDA over the sum of (i) interest and fees due in respect of Indebtedness for such period, excluding the commitment and closing fees payable pursuant to Section 3.3 of this Agreement, (ii) principal payments due on any Loan during such period, (iii) principal payments on any other Indebtedness during such period, (iv) capital expenditures for such period, (v) taxes due for such period, (vi) cash dividends declared during such period, and (vii) distributions paid on subordinated debt or equity during such period.

                  xxiv. "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

                  xxv. "General Security Agreement" shall mean the general security agreement dated the date hereof executed and delivered by Borrower to Lender.

                  xxvi. "Governmental Rules" shall have the meaning given to such term in Section 5.24 of this Agreement.

                  xxvii. "Indebtedness" shall mean and include all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit, and all obligations for the acquisition or use of any fixed asset, including capitalized leases, or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same is payable and the Obligations.

                  xxviii. "Inventory" shall have the meaning given to such term in the General Security Agreement.

                  xxix. "LIBOR" shall mean the London Inter-Bank Offered Rate as quoted by Citibank, N.A. in New York City at 11:00 a.m. (New York time) based upon Citibank, N.A.'s or an affiliated agency's or branch's quotes to prime banks in the London Inter-Bank Euro-currency Market for Eurodollar deposits.

                  xxx. "Loan Documents" shall mean this Agreement, the General Security Agreement and all other documents and instruments to be delivered by Borrower or any other Person under this Agreement or in connection with the Loans or any other Indebtedness or Obligations of Borrower to Lender, as the same may be amended, modified or supplemented from time to time.


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                  xxxi. "Loan Interest Rate" shall mean, at the option of
      Lender, the greater of: (a) the prime rate published in the "Money Rates" column of The Wall Street Journal from time to time or, in the event that The Wall Street Journal is not available at any time, such rate published in another publication as determined by Lender plus two hundred (200) basis points per annum, or (b) six and one-half percent (6-1/2%) per annum.

                  xxxii. "Loans" shall mean the loans and advances made by Lender hereunder, including all Advances and the Term Loan.

                  xxxiii. "Lockbox" shall mean the account established by Borrower pursuant to the lockbox agreement among Borrower, Lender and a financial institution with which Borrower maintains a depository account into which the proceeds of all Collateral are to be deposited.

                  xxxiv. "Material Adverse Effect" shall mean any material adverse effect, as determined in Lender's sole and absolute discretion, on
      (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower or any guarantor; (b) Borrower's or any guarantor's ability to pay or perform the Obligations in accordance with their terms;
      (c) the value, collectability or salability of the Collateral or the perfection or priority of Lender's liens; (d) the validity or enforceability of this Agreement or any of the Loan Documents; or (e) the practical realization of the benefits, rights and remedies inuring to Lender under this Agreement or under the other Loan Documents.

                  xxxv. "Maximum Facility" shall mean Five Million and 00/100 Dollars ($5,000,000.00).

                  xxxvi. "Notice of Borrowing" shall mean a borrowing request in a Record substantially in the form of Exhibit C attached hereto.

                  xxxvii. "Obligations" shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender or any Affiliate of Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now due or hereafter arising and howsoever acquired including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, attorneys' fees and expenses, consulting fees and expenses and any other sum chargeable to Borrower under this Agreement, the other Loan Documents or any other agreement with Lender.


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                  xxxviii. "Person" shall mean an individual, partnership,
      limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  xxxix. "Plan" shall mean an employee benefit plan or other plan now or hereafter maintained for employees of Borrower or any subsidiary of Borrower and covered by Title IV of ERISA.

                  xl. "Property" shall have the meaning set forth in the General Security Agreement.

                  xli. "Receivables" shall have the meaning set forth in the General Security Agreement.

                  xlii. "Reconciliation Report" shall mean a report in form satisfactory to Lender, reconciling Borrower's month-end Receivable agings, payable agings and Inventory listings to Borrower's monthly financial statements, and including bank reconciliations.

                  xliii. "Record" shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form. If Lender so specifies with respect to a particular type of Record, that type of Record shall be signed or otherwise authenticated by Borrower.

                  xliv. "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  xlv. "Revolving Loan" shall mean the Advances to be made by Lender to Borrower pursuant to Section 2.1 of this Agreement, and all interest thereon and all fees, costs and expenses payable by Borrower in connection therewith.

                  xlvi. "Revolving Note" shall mean, the promissory note substantially in the form annexed hereto as Exhibit A, to be given by Borrower to Lender to evidence the Revolving Loan.

                  xlvii. "Solvent" shall mean when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

                  xlviii. "Tangible Net Worth" shall mean the net worth of Borrower less the value of intangible assets and other assets whose value, in the sole opinion of Lender, are less than the stated value carried on the balance sheet of Borrower.


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                  xlix. "Termination Date" shall mean the earlier of the date that is three (3) years from the date hereof, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement.

                  l. "Termination Notice" shall have the meaning set forth in
      Section 3.7 of this Agreement.

                  li. "Term Loan" shall mean the term loan made by Lender to Borrower pursuant to Section 2.2 of this Agreement.

                  lii. "Term Note" shall mean the promissory note substantially in the form annexed hereto as Exhibit B to be given by Borrower to Lender to evidence the Term Loan.

                  liii. "UCC" means the Uniform Commercial Code as in effect from time to time.

            C. THE REVOLVING LOAN.

                  i. Advances. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default exists, Lender shall lend in its discretion to Borrower on its request, a sum ("Borrowing Capacity") equal to the lesser of:

                        a. Four Million Six Hundred Thousand and 00/100 Dollars
                  ($4,600,000.00), or

                        b. the sum of (i) up to eighty-five percent (85%) of the
                  net face amount of Borrower's Eligible Receivables and (ii) up to fifty percent (50%) of the Value of Borrower's Eligible Inventory. Value shall mean the lesser of cost or the fair market value of such Inventory.

            Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrower may borrow, repay and reborrow Advances.

                  ii. Term Loan. Lender shall make a loan to Borrower on the date hereof in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00), the proceeds of which will be used to refinance the indebtedness of Borrower to CIT Small Business Lending Corporation and the balance for Borrower's working capital needs (the "Term Loan"). The Term Loan shall be payable as follows: equal monthly principal installments each in the amount of $6,666.67, commencing July 1, 2003 payable on the first day of each month thereafter until May 30, 2006 on which date the entire unpaid principal balance of the Term Loan together with all accrued but unpaid interest shall be immediately due and payable. Notwithstanding the foregoing, the Term Loan must be repaid in full if Borrower prepays all or substantially all of the Revolving Advances.


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                  iii. Overline. Borrower acknowledges that Lender has advised
      Borrower that Lender does not intend to permit Borrower to incur Obligations at any time in an outstanding principal amount exceeding either the Borrowing Capacity or the Maximum Facility; however, it is agreed that should the Obligations of Borrower to Lender incurred under the Loans or otherwise exceed either, then such excess Obligations shall
      (a) constitute Obligations under this Agreement, (b) be entitled to the benefit of all security and protection under this Agreement and the other Loan Documents, (c) be secured by the Collateral and (d) be payable immediately without notice or demand by Lender.

                  iv. Reserves. The Borrowing Capacity shall be subject to such reserves, as Lender shall deem necessary and proper in Lender's sole and absolute discretion. Reserves may be established by Lender from time to time in such manner (including reduction of the advance rates set forth in Subsection 2.1(b) above) and for such reasons as Lender may determine from time to time in Lender's sole and absolute discretion. Payments, deposits, guaranties or indemnifications made by Lender under any reimbursement agreement, guaranty or similar instrument made in respect of any such instrument may be treated by Lender as Advances to Borrower under this Agreement.

                  v. Manner of Borrowing.

                  (a) Each Advance shall be requested in an Authenticated Record sent via facsimile or electronic transmission including, without limitation, via e-mail by a Notice of Borrowing executed by an authorized officer of Borrower, not later than 11:00 a.m. Eastern Time on any Banking Day on which an Advance is requested. Provided that Borrower shall have satisfied all conditions precedent set forth in this Agreement, including the reaffirmation of the representations and warranties and covenants provided in Article 10 of this Agreement, and Borrower shall have sufficient Borrowing Capacity to permit an Advance under this Agreement in accordance with Section 2.1 of this Agreement, Lender shall make the Advance to Borrower in the amount requested in the Record by Borrower in immediately available funds for credit to any account of Borrower (other than a payroll account) at a bank in the United States of America as Borrower may specify (provided, however, that Borrower shall pay Lender its usual and customary fees for such transfer). Lender shall not be responsible for any failure of any amount so transferred to be credited to any such account, unless such failure is due to Lender's gross negligence or willful misconduct.

                  (b) The Term Loan shall be advanced in a single advance on the date of this Agreement.

                  vi. Evidence of Borrower's Obligations. Borrower's obligation to pay the principal of, and interest on, the Advances made to Borrower shall be evidenced by the Revolving Note executed by Borrower and delivered to Lender. Borrower's obligation to pay the principal of, and interest on, the Term Loan shall be evidenced by the Term Note.

                  vii. Payments. All payments with respect to the Obligations shall either be charged by Lender to Borrower's account pursuant to
      Section 2.8 hereof,


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      charged as an Advance or made by Borrower to Lender in U.S. currency and without any defense, offset or counterclaim of any kind, at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580, or to such other address as Lender shall specify, by 12:00 noon New York, New York time on the date when due. Whenever any payment to be made shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in computing interest in connection with any such payment. Lender may make an Advance to reimburse itself for any payments on the Obligations (including fees and expenses payable by Borrower), which are not paid when due, without notice or demand to Borrower. Any delay or failure by Lender in submitting any invoice for such interest or fee or in the making of an Advance against the Revolving Loan shall not discharge or relieve Borrower of its obligation to make such interest or fee payment.

                  viii. Collections/Balance/Statements/etc.

            (a)   Collection and Remittance.

                  (i) Borrower covenants and agrees to enter into a depository account service agreement with Fleet Bank, F.A. to establish a depository account for the benefit of Borrower over which Lender shall have the sole power of withdrawal.

                  (ii) All proceeds of Collateral whether cash, checks, drafts, notes, acceptances or other forms of payment, if received by Borrower, shall be received by Borrower in trust for Lender, and Borrower agrees to deliver or cause to be delivered, such payments forthwith, in the identical form in which received, to Lender or into a depository account established for the benefit of Borrower, as Lender shall require from time to time.

                  (iii) Collected funds in the depository account for the
                        benefit of Borrower shall be swept daily and the proceeds deposited to an account of Lender or as Lender shall otherwise elect.

            (b) Determination of balance of Revolving Loans. In determining the outstanding balance of the Revolving Loans, (i) available/collected funds received from the depository account for the benefit of Borrower in the Lender's account at Fleet Bank, F.A. CT (Keltic Financial Partners, L.P. f/b/o Fleet Capital Corp.) account number 9428395446 ABA 011900571 (or such other account as Lender may direct from time to time), before 2 p.m. Eastern Time of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day, as follows: (A) First, to unpaid interest, (B) second to unpaid fees and expenses; (C) third to the outstanding principal balance of the Revolving Loan, and (D) fourth to all other Obligations in such order as Lender shall elect; (ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification that such funds are collected/available to Lender if before 2 p.m. (Eastern Time), and thereafter on the following Banking Day;
                  (iii) all credits shall be conditional upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not so paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loan whether or not the item is returned; and (iv) for the purpose of computing interest on the

                  Revolving Loan and other Obligations, interest shall continue to accrue on the amount of any payment credited to Borrower's Revolving Loan balance by Lender for a period of three (3) Banking Days after the date so credited.

                  ix. Payment on Termination Date. Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon and all fees and other amounts payable under this Agreement and the other Loan Documents, shall be due and payable in full, on the Termination Date.


            D. LENDER'S COMPENSATION.

                  i. Interest on Advances. Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing June 1, 2003, on the average daily, unpaid principal amount of the Revolving Loans at a fluctuating rate, which is equal to the Loan Interest Rate. Notwithstanding the foregoing, on and after the occurrence of a Default or Event of Default, Borrower shall pay interest on the Revolving Loan at a rate which is three and one-half percent (3.50%) per annum above the Loan Interest Rate; provided, however, in no event shall any interest to be paid under this Agreement or under any Loan Document that would exceed the maximum rate permitted by law.

                  ii. Interest on the Term Loan. Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing June 1, 2003 on the unpaid principal amount of the Term Loan at a fluctuating rate which is equal to the Loan Interest Rate. Notwithstanding the foregoing, after the occurrence of an Event of Default hereunder, Borrower shall pay interest on the unpaid principal balance of the Term Loan at a rate which is three and one-half percent (3.5%) per annum above the interest rate which would otherwise be applicable to the Term Loan; provided, however, in no event shall any interest to be paid hereunder or under any Loan Document that would exceed the maximum rate permitted by law.

                  iii. Commitment and Closing Fee. Borrower has paid to Lender Seventy-Five Thousand and 00/100 Dollars ($75,000.00) as a commitment and closing fee which fee has been fully earned by Lender.

                  iv. Facility Fee. Borrower shall pay to Lender monthly, in arrears, on the first day of each month a facility fee in an amount equal to one percent (1.0%) per annum of the Maximum Facility, which facility fee is deemed earned in full for each year on the date hereof and on each anniversary hereof.

                  v. Collateral Management Fee. Borrower shall pay to Lender monthly, in arrears, on the first day of each month, a collateral management fee in the amount of Two Thousand and 00/100 Dollars ($2,000.00). Upon the occurrence of a Default or an Event of Default and during the continuance of such Default or Event of Default, the fee shall, in the sole discretion of Lender, be increased by $1,000.00 per month.

                  vi. Field Examination Fees. Borrower shall promptly reimburse Lender for all reasonable costs and expenses associated with periodic field examinations and fixed asset appraisals performed by Lender and its agents, as deemed necessary by Lender.

                  vii. Liquidated Damages. If Borrower prepays the principal of the Revolving Loan to Borrower (other than from time to time from working capital) or if the outstanding Obligations become due prior to the Termination Date for any reason or no reason, Borrower shall pay to Lender at the time of such prepayment, liquidated damages in an amount equal to:
      (a) five percent (5.0%) of the Maximum Facility if the prepayment is made prior to June 1, 2004; (b) three percent (3.0%) of the Maximum Facility if the prepayment is made on or after June 1, 2004, but prior to June 1, 2005; and (c) one percent (1.0%) of the Maximum Facility if the prepayment is made after June 1, 2005. Borrower shall give Lender at least ninety
      (90) days' advance written notice ("Termination Notice") of Borrower's election to terminate the availability of Revolving Loans under this Agreement prior to the Termination Date. The Termination Notice shall be irrevocable and shall specify the effective date of such termination, which effective date shall not be less than ninety (90) days after the giving of the Termination Notice and shall in no event be later than the Termination Date. After the Termination Date, Lender shall have no obligation to make any Advance(s) to Borrower.

                  viii. Computation of Interest and Fees. All interest and fees under this Agreement shall be computed on the basis of a year consisting of three hundred sixty (360) days for the number of days actually elapsed.

            E. APPLICATION OF PROCEEDS. The proceeds of the Term Loan and the Advances shall be used solely by Borrower to affect the acquisition of certain assets, to repay existing indebtedness incurred in connection therewith, for working capital needed in the normal operation of Borrower's business and as provided in Section 9.6 of this Agreement.

            F. INDUCING REPRESENTATIONS. In order to induce Lender to make the Loans, Borrower makes the following representations and warranties to
      Lender:

                  i. Organization and Qualifications. Borrower is and always has been a corporation duly organized and validly existing under the laws of the State of Tennessee. Borrower's tax identification number is 62-1478695. Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified.

                  ii. Name and Address. During the preceding five (5) years, Borrower has not been known by nor has used any other name whether corporate, fictitious or otherwise, except as set forth on Schedule 5.2 attached hereto. Borrower's chief executive office is 275 North Middletown Road, Pearl River, New York 10965.

                  iii. Structure. Borrower has no subsidiaries or Affiliates, except as set forth on Schedule 5.3 attached hereto.

                  iv. Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, each and all of the other Loan Documents and each and all other instruments and documents to be delivered by Borrower or its Affiliates under this Agreement and the creation of all liens and security interests provided for herein are within Borrower's corporate power, have been duly authorized by all necessary or proper corporate action (including the consent of shareholders where required), are not in contravention of any agreement or indenture to which Borrower is a party or by which it is bound, or of the Certificate of Incorporation or By-Laws of Borrower, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and a copy thereof furnished to Lender.

                  v. Solvent Financial Condition. Borrower is Solvent.

                  vi. Financial Statements. The audited financial statements of Borrower as of December 31, 2002, copies of which have been delivered to Lender, fairly present Borrower's financial condition and results of operations in accordance with GAAP, and as of such dates and there have been no changes since such dates. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments, which were not disclosed in such financial statements or the notes thereto.

                  vii. Joint Ventures. Borrower is not engaged in any joint venture or partnership with any other Person.

                  viii. Real Estate. Attached hereto as Schedule 5.8 is a list showing all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease.

                  ix. Intellectual Property. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property necessary for the present and planned future conduct of its business without any conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 5.9 attached hereto, if any.

                  x. Existing Business Relationship. There exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrower with any supplier, customer or group of customers whose purchases individually or in the aggregate could effect the operations or the financial condition of Borrower.

                  xi. Investment Company Act: Federal Reserve Board Regulations. Borrower is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company"; as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80(a)(1), et seq.). The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Borrower will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  xii. Tax Returns. Borrower and the guarantor have filed all tax returns (Federal, state or local) required to be filed and paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower or any guarantor by any taxing authority nor has any penalty or deficiency been made by any such authority. To the best of Borrower's knowledge, no Federal income tax return of Borrower or any guarantor is presently being examined by the Internal Revenue Service nor are the results of any prior examination by the Internal Revenue Service or any state or local tax authority being contested by Borrower or any guarantor.

                  xiii. Litigation. Except as disclosed in Schedule 5.13, no action or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any guarantor, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of the Federal or state government or of any municipal government or any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, and neither Borrower nor any guarantor has accepted liability for any such action or proceeding. There is no proceeding pending before any governmental agency (Federal, state or local) and, to the best of Borrower's knowledge, no investigation has been commenced before any such governmental agency the effect of which, if adversely decided, would or could, have a Material Adverse Effect.

                  xiv. Receivables Locations. Annexed hereto as Schedule 5.14 is a list showing all places at which Borrower maintains, or will maintain, records relating to Receivables. Borrower will provide Lender thirty (30) days prior written notice by means of an Authenticated Record of any new location where Borrower maintains records relating to Receivables or closes any location where it maintained records related to Receivables.

                  xv. Inventory Locations. Annexed hereto as Schedule 5.15 is a list showing all places where Borrower maintains, or will maintain, Inventory. Such list indicates whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party. Borrower shall provide Lender thirty (30) days prior written notice by means of an Authenticated Record of any new location of where Borrower maintains Inventory or closes any location where it maintains Inventory. This notice shall indicate whether the premises are owned or leased by Borrower or whether such premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party. Prior to moving any Inventory to a new location, Borrower shall obtain a landlord's waiver in form and content acceptable to Lender in its discretion.

                  xvi. Equipment List and Locations. Annexed hereto as Schedule
      5.16 is a list showing all of Borrower's equipment, and describing the places where the same is located. Such list indicates whether such premises are owned or leased by Borrower or whether the premises are the premises of another third party, and if leased, the name and address of such third party. Borrower shall provide Lender thirty (30) days prior written notice by means of an Authenticated Record of any new location of where Borrower maintains Equipment or closes any location where it maintains Equipment. This notice shall indicate whether the premises are owned or leased by Borrower or whether such premises are the premises of a warehouseman or other third party, and if owned by a third party, the name and address of such third party. Prior to moving any Equipment to a new location, Borrower shall obtain a landlord's waiver in form and content acceptable to Lender in its discretion.

                  xvii. Title/ Liens. Borrower has good and marketable title to the Collateral as sole owner thereof. There are no existing liens on any Property of Borrower, except for liens in favor of Lender and liens described in Schedule 5.17. Except as set forth on Schedule 5.17, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent in connection therewith.

                  xviii. Existing Indebtedness. Borrower has no existing Indebtedness except the Indebtedness described in Schedule 5.18.

                  xix. ERISA Matters. The present value of all accrued vested benefits under any Plan (calculated on the basis of the actuarial evaluation for the Plan) did not exceed as of the date of the most recent actuarial evaluation for such Plan the fair market value of the assets of such Plan allocable to such benefits. Borrower is not aware of any information since the date of such evaluation that would affect the information contained therein. Such Plan has not incurred an accumulating funding deficiency, as that term is defined in Section 302 of ERISA or
      Section 412 of the Code (whether or not waived), no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to the Plan and there has not been any Reportable Event which presents a risk of termination of the Plan by the Pension Benefit Guaranty Corporation. Borrower has not engaged in any transaction which would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

                  xx. O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all respects with, the provisions of the Federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules. There are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

                  xxi. Environmental Matters. Except as disclosed in Schedule 5.21,

                        a. No Property owned or used by Borrower is or has been
                  used for the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substances" or "hazardous wastes". The following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower:
                  1711; (b) Borrower is in compliance with all applicable Environmental Laws; (c) there has been no contamination or release of hazardous substances at, upon, under or within any Property owned or leased by Borrower, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other Property that has migrated or threatens to migrate to any Property owned or leased by Borrower; (d) to the best of Borrower's knowledge, there are not now and never have been above-ground or underground storage tanks at any Property owned or leased by Borrower; (e) there are no transformers, capacitors or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of any applicable Environmental Law, at any Property owned or leased by Borrower; (f) no hazardous substances are present at any Property owned or leased by Borrower, nor will any hazardous substances be present upon any such Property or in the operation thereof by Borrower; (g) all permits and authorizations required under Environmental Laws for all operations of Borrower have been duly issued and are in full force and effect including, but not limited to, those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (h) there are no past, pending or threatened environmental claims against Borrower or any Property owned or leased by Borrower; and there is no condition or occurrence on any Property owned or leased by Borrower that could be anticipated (1) to form the basis of an environmental claim against Borrower or its properties or (2) to cause any Property owned or leased by Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (i) no portion of any Property owned or leased by Borrower contains asbestos-containing material that is or threatens to become friable; (j) the representations and warranties set forth in this Section 5.21 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents.

                  xxii. Labor Disputes. There are no pending or, to Borrower's knowledge, threatened labor disputes which could have a Material Adverse Effect.

                  xxiii. Location of Bank and Securities Accounts. Annexed hereto as Schedule 5.23 is a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by Borrower (collectively, "Bank Accounts"), together with a description thereof.

                  xxiv. Compliance With Laws. Borrower is in compliance with all Federal, state and local governmental rules, ordinances and regulations ("Governmental Rules") applicable to its ownership or use of properties or the conduct of its business.

                  xxv. No Other Violations. Borrower is not in violation of any term of its Certificate of Incorporation or By-laws and no event or condition has occurred or is continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, any agreement, undertaking or instrument to which Borrower is a party or by which it or any of its Property may be affected, or (b) the imposition of any lien on any Property of Borrower.

                  xxvi. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or in any other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and Lender's right to bring an action for breach of any such representation or warranty or to exercise any remedy under this Agreement based upon the breach of any such representation or warranty shall survive the execution, delivery and acceptance hereof by Lender and the closing of the transactions described herein or related hereto until the Obligations are finally and irrevocably paid in full.

            G. FINANCIAL STATEMENTS AND INFORMATION; CERTAIN NOTICES TO LENDER. So long as Borrower shall have any Obligations to Lender under this Agreement, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

                  i. Borrowing Base Certificate. Weekly (on or before Tuesday of each week as of the preceding week end), and monthly (within two (2) days after the end of each month) and contemporaneously with each request for an Advance, a satisfactorily completed and executed Borrowing Base Certificate.

                  ii. Monthly Reports. Within fifteen (15) days after the end of each month, an accounts receivable aging, accounts payable aging, an inventory listing, a collateral update certificate, and a Reconciliation Report of Borrower for such month, all in form satisfactory to Lender, prepared by Borrower and if Lender so requests, customer statements, sales journals, cash receipts journals and detailed sales credit reports.

                  iii. Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year of Borrower, a copy of audited annual financial statements of Borrower and its Affiliates prepared by an independent certified public accountant on a combined basis consisting of a balance sheet, statements of operations and retained earnings and accompanying footnotes, statements of cash flow, together with the unqualified opinion of such accounting firm, acceptable to Lender in its sole discretion.

                  iv. Monthly Financial Statements. Within thirty (30) days after the end of each month of Borrower, financial statements consisting of a balance sheet, statements of operations and retained earnings and statements of cash flow, prepared by management of Borrower, or Hudson Technologies Company in accordance with GAAP, together with a compliance certificate in the form attached as Exhibit E hereto.

                  v. Projections. Within thirty (30) days prior to the end of each Fiscal Year of Borrower, monthly financial projections for the next fiscal year and annual projections for each succeeding Fiscal Year of Borrower in form satisfactory to Lender.

                  vi. Customer Lists. Annually, a list of all of Borrower's customers and vendors, including the addresses, and telephone and facsimile numbers of such customers and vendors which lists shall be delivered within thirty (30) days of each Fiscal Year end.

                  vii. Insurance. Annually, within thirty (30) days of the renewal date of such insurance policy, evidence of insurance in form and content satisfactory to Lender and otherwise in compliance with Section
      8.6 of this Agreement, together with the original insurance policy.

                  viii. Notice of Event of Default and Adverse Business Developments. Immediately after becoming aware of the existence of a Default or an Event of Default or after becoming aware of any developments or other information which is likely to adversely affect Borrower's properties, business, prospects, profits or condition (financial or otherwise) or its ability to perform its obligation under this Agreement or any other Loan Documents including, without limitation, the following:

                        a. any dispute that may arise between Borrower and any
                  governmental regulatory body or law enforcement authority, including any action relating to any tax liability of Borrower or guarantor;

                        b. any labor controversy resulting in or threatening to
                  result in a strike or work stoppage against Borrower;

                        c. any proposal by any public authority to acquire the
                  assets or business of Borrower;

                        d. the location of any Collateral other than at
                  Borrower's place of business or as permitted under this Agreement;

                        e. any proposed or actual change of Borrower's name,
                  identity, state of organization or corporate structure; or

                        f. any other matter which has resulted or may result in
                  a Material Adverse Effect.

      In each case, Borrower will provide Lender with telephonic notice followed by notice in a Record specifying and describing the nature of such Default, Event of Default or development or information, and such anticipated effect.

                  ix. Other Information. Such other information respecting the financial condition of Borrower or any guarantor, or any Property of Borrower in which Lender may have a lien as Lender may, from time to time, request. Borrower authorizes Lender to communicate directly with Borrower's independent certified public accountants and authorizes those accountants to disclose to Lender any and all financial statements and other information of any kind that they may have with respect to Borrower and its business and financial and other affairs. Lender shall treat information so obtained as confidential. On or before the date of this Agreement, Borrower shall deliver to Lender a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.9, which letter shall be acknowledged by such accountants.

            H. ACCOUNTING. Lender may account monthly to Borrower. Each and every account shall be deemed final, binding and conclusive upon Borrower in all respects, as to all matters reflected therein, unless Borrower, within fifteen (15) days after the date the account was rendered, delivers to Lender notice in a Record of any objections which Borrower may have to any such account and in that event only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. If Borrower disputes the correctness of any statement, Borrower's notice shall specify in detail the particulars of its basis for contending that such statement is incorrect.

            I. AFFIRMATIVE COVENANTS. Borrower represents and warrants that, so long as it shall have any Obligations to Lender under this Agreement, Borrower will:

                  i. Business and Existence. Preserve and maintain Borrower's separate existence and rights, privileges and franchises.

                  ii. Trade Names. Transact business in Borrower's own name and invoice all of Borrower's Receivables in Borrower's own name.

                  iii. Intentionally Left Blank.

                  iv. Taxes. Pay and discharge all taxes, assessments, government charges and levies imposed upon Borrower, Borrower's income or Borrower's profits or upon any Property belonging to Borrower prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings being diligently conducted. Borrower will pay all taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to the Inventory, the equipment or any other Collateral or any part thereof.

                  v. Compliance with Laws. Comply with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes.

                  vi. Maintain Properties: Insurance. Safeguard and protect all Property used in the conduct of Borrower's business and keep all of Borrower's Property insured with insurance companies licensed to do business in the states where the Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards as Lender may from time to time request, in amounts satisfactory to Lender. Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender containing endorsements in form satisfactory to Lender naming Lender as lender, loss payee and additional insured and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) days' prior written notice to Lender. All insurance proceeds received by Lender shall be retained by Lender for application to the payment of such portion of the Obligations as Lender may determine in Lender's sole discretion. Borrower shall promptly notify Lender of any event or occurrence causing a loss or decline in the value of Property insured or the existence of an event justifying a claim under any insurance and the estimated amount thereof.

                  vii. Business Records. Keep adequate records and books of account with respect to Borrower's business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower; and Borrower shall maintain all of its Bank Accounts as set forth on Schedule 5.23 of this Agreement.

                  viii. Litigation. Give Lender prompt notice of any suit at law or in equity against Borrower involving money or property valued in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) except where the same is fully covered by insurance and the insurer has accepted liability therefore in writing.

                  ix. Damage or Destruction of Collateral. Maintain or cause to be maintained the Collateral and all its Properties in good condition and repair at all times, preserve the Collateral and all its other Properties from loss, damage, or destruction of any nature whatsoever and provide Lender with prompt notice in a Record of any destruction or substantial damage to any Collateral subject to Lender's security interest and of the occurrence of any condition or event which has caused, or may cause, loss or depreciation in the value of any Collateral.

                  x. Name Change. Provide Lender with not fewer than thirty (30) days notice in an Authenticated Record prior to any proposed change of name or the creation of any subsidiary.

                  xi. Access to Books and Records. Provide Lender with such reports and with such access to Borrower's books and records and permit Lender to copy and inspect such reports and books and records all, as Lender deems necessary or desirable to enable Lender to monitor the credit facilities extended hereby. Lender may examine and inspect the Inventory, equipment or other Collateral and may examine, inspect and copy all books and records with respect thereto at any time during Borrower's normal business hours. Borrower shall maintain full, accurate and complete records respecting the Inventory, including a perpetual inventory, and all other Collateral at all times.

                  xii. Solvent. Continue to be Solvent.

                  xiii. Compliance With Environmental Laws. Comply with all applicable Environmental Laws.

                  xiv. Compliance with ERISA and other Employment Laws. Comply with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

                  xv. Proceeds of Collateral. Forthwith upon receipt, pay to Lender the proceeds of all Collateral, whereupon such proceeds shall be applied to the Obligations in such order and manner as shall be determined in the sole and absolute discretion of Lender.

                  xvi. Delivery of Documents. Notify Lender if any proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, and if required by Lender, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

            J. NEGATIVE COVENANTS. So long as Borrower shall have any Obligation to Lender under this Agreement and unless Lender has first consented thereto in an Authenticated Record, Borrower shall not:

                  i. Indebtedness. Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except (i) Obligations to Lender, (ii) trade debt incurred in the ordinary course of Borrower's business as currently conducted; (iii) purchase money financing and equipment leases not to exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in any Fiscal Year; and (iv) existing Indebtedness described on Schedule 5.18.

                  ii. Mergers; Consolidations; Acquisitions. Enter into any merger, consolidation, reorganization or recapitalization with any other Person; take any steps in contemplation of dissolution or liquidation; conduct any part of its business through any corporate subsidiary, unincorporated association or other Person; acquire the stock or assets of any Person, whether by merger, consolidation, purchase of stock or otherwise; or acquire all or any substantial part of the properties of any Person.

                  iii. Sale or Disposition. Sell or dispose of all or any Properties or grant any Person an option to acquire any such Property, provided, however, that the foregoing shall not prohibit sales of Inventory in the ordinary course of Borrower's business.

                  iv. Defaults. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to declare a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower, which default remains uncured after any stated cure period or for a period in excess of thirty (30) days from its occurrence, whichever is less, unless such default is being contested by Borrower in good faith by appropriate proceedings being diligently conducted.

                  v. Limitations on Liens. Suffer any lien, encumbrance, mortgage or security interest on any of its Property, except such liens as appear on Schedule 5.17 attached hereto, if any.

                  vi. Dividends and Distributions. Pay any cash dividends, make any capital distribution in cash or other Property or return of capital, or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing. Notwithstanding the foregoing, Borrower may make (i) periodic payments to Hudson Holdings, Inc. and/or Hudson Technologies, Inc. solely to make periodic interest payments due on its promissory note to Joseph P. Mandracchia, Sr. in the original principal amount of $40,556.02 dated December 20, 2002, and its promissory note to Fredrick T. Zugibe, Sr. in the original principal amount of $101,390.17 dated December 20, 2002 in accordance with the terms and conditions of the subordination and pledge agreement executed by each such individual, and (ii) periodic payments of principal and/or interest due on the promissory note payable to Fleming Discovery Offshore Fund III, L.P. in the original principal amount of $79,450.00 and the promissory note payable to Fleming Discovery Fund III, L.P. in the original principal amount of $495,550.00, in accordance with the terms and conditions of the subordination and pledge agreement executed by each respective entity.

                  vii. Borrower's Name and Offices. Transfer Borrower's chief executive office or change its organizational name or the office where it maintains its records (including computer printouts and programs) with respect to Receivables or any other Collateral.

                  viii. Fiscal Year. Change its Fiscal Year.

                  ix. Change of Control. Allow any current change in the ownership structure of Borrower such that Hudson Holdings, Inc. or Hudson Technologies, Inc. is not the sole shareholder of Borrower.

                  x. Guaranties; Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of its business as currently conducted.

                  xi. Removal of Collateral. Remove, or cause or permit to be removed, any of the Collateral or other Property from the premises where such Collateral or Property is currently located and as set forth on Schedule 5.14, 5.15 or 5.16 of this Agreement, except for sales of Inventory in the ordinary course of business as currently conducted and except as provided in Sections 5.14, 5.15 or 5.16.

                  xii. Transfer of Notes or Accounts. Sell, assign, transfer, discount or otherwise dispose of any Receivables or any promissory note or other instrument payable to it with or without recourse.

                  xiii. Settlements. Compromise, settle or adjust any claim relating to any of the Collateral.

                  xiv. Change of Business. Cause or permit a change in the nature of its business as conducted on the date of this Agreement.

                  xv. Change of Accounting Practices. Change its present accounting principles or practices in any respect, except, upon notice to Lender in a Record, as may be required by changes in GAAP.

                  xvi. Inconsistent Agreement. Enter into any agreement containing any provision which would be violated by the performance of Borrower's Obligations or other obligations under this Agreement or any other Loan Document.

                  xvii. Loan or Advances. Make any loans or advances to any Person. For purposes of this Subsection 9.17, monetary obligation owed to any Affiliate, subsidiary or guarantor including, without limitation, those in connection with its performance of services or the sale of goods, shall constitute loans or advances subject to the provisions of this Subsection 9.17 but excluding salaries paid to employees.

                  xviii. Investments. Make any investment in any Person including, without limitation, any Affiliates or form any Affiliates or subsidiaries not existing on the date hereof.

                  xix. Tangible Net Worth. Permit Borrower's Tangible Net Worth to be less than the amounts set forth below, for the period ending:

                         Amount                     Time Period
                         ------                     -----------

                    $330,000.00                    June 30, 2003

                  $2,515,000.00                 September 30, 2003

                  $2,356,000.00                  December 31, 2003

                  $2,156,000.00                   March 31, 2004

                  $2,406,000.00                    June 30, 2004

                  $2,656,000.00                 September 30, 2004

                  $2,556,000.00                  December 31, 2004

                  $2,356,000.00                   March 31, 2005

                  $2,656,000.00                    June 30, 2005

                  $2,956,000.00                 September 30, 2005

                  $2,856,000.00                  December 31, 2005

                  $2,656,000.00                   March 31, 2006

                  $3,006,000.00                  June 30, 2006 and

                                            until the Termination Date
                 --------------        ---------------------------------------

                  xx. Fixed Charge Coverage Ratio. Permit Borrower's Fixed Charge Coverage Ratio for the periods set forth below to be greater than the levels set forth below, tested quarterly based on a rolling twelve-month period:

                       Ratio                         Time Period
                       -----                         -----------

                        N/A

                  xxi. Capital Expenditures. Make or agree to make Capital Expenditures in an amount which exceeds the levels set forth below during the periods set forth below:

                     Amount                           Time Period
                     ------                           -----------

                   $375,000.00                      Fiscal Year 2003

                   $425,000.00                      Fiscal Year 2004

                   $475,000.00                      Fiscal Year 2005

                   $525,000.00                  Fiscal Year 2006 prorated
                                              through the Termination Date
              ---------------------    ----------------------------------------

                  xxii. Transactions with Affiliates. Engage in any transaction with any of Borrower's Affiliates except the Indebtedness described on
      Schedule 5.18 hereof.

                  xxiii. EBITDA. Permit Borrower's EBITDA to be less than the following during the time periods set forth below tested quarterly based on a rolling twelve-month period:

                     Amount                       Time Period
                     ------                       -----------

                 ($1,308,700.00)    For the period ended June 30, 2003

                    $147,050.00     For the period ended September 30, 2003

                  $1,106,700.00     For the period ended December 31, 2003

                  $1,108,910.00     For the period ended March 31, 2004

                  $1,146,820.00     For the period ended June 30, 2004

                  $1,216,435.00     For the period ended September 30, 2004

                  $1,217,710.00     For the period ended December 31, 2004

                  $1,220,005.00     For the period ended March 31, 2005

                  $1,260,737.00     For the period ended June 30, 2005

                  $1,337,314.00     For the period ended September 30, 2005

                  $1,339,787.00     For the period ended December 31, 2005

                  $1,342,189.00     For the period ended March 31, 2006 and
                                    thereafter through the Termination Date

            K. CONDITIONS TO ADVANCES.

                  i. Lender's Right to Take Certain Actions. Lender's obligation to make any Advance is subject to the condition that, as of the date of the Advance, no Default or Event of Default shall have occurred and be continuing and that the matters set forth in Article 5 of this Agreement and the representations and covenants set forth in the other Loan Documents continue to be true and complete. Borrower's acceptance of each Advance under this Agreement shall constitute a confirmation, as of the date of the Advance, of the matters set forth in Article 5 of this Agreement, of the representations and covenants set forth in the other Loan Documents, and that no Default or Event of Default then exists. If requested by Lender, Borrower shall further confirm such matters by delivery of a Record dated the day of the Advance and signed by an authorized officer of Borrower.

            L. TERM. Unless sooner terminated by Lender pursuant to the terms of this Agreement, the period during which the Revolving Loan shall be available shall initially be a period commencing on the date hereof and concluding on the Termination Date.

            M. EVENTS OF DEFAULT.

                  i. Defaults. Upon the happening of any of the following events (individually, an "Event of Default," collectively, "Events of Default"):

                        a. if Borrower shall fail to make any payment when due
                  on any Obligation under this Agreement or any other Loan Document; or

                        b. if Borrower shall fail to comply with any term,
                  condition, covenant, warranty or representation contained in Articles 6 or 9 of this Agreement; or

                        c. if Borrower shall fail to comply with any term,
                  condition, covenant or warranty of or in this Agreement other than in Articles 6 or 9 of this Agreement, and such failure continues for a period in excess of ten (10) days after notice thereof is given by Lender to Borrower; or

                        d. if Borrower shall fail to comply with any term,
                  condition, covenant, warranty or representation contained in any of the other Loan Documents or any other agreement between Lender and Borrower; or

                        e. if Borrower shall cease to be Solvent, make an
                  assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business or if a case under any provision of the Bankruptcy Code including provisions for reorganizations, shall be commenced by or against Borrower or if a receiver, trustee or equivalent officer shall be appointed for all or any of the Properties of Borrower; or

                        f. if any statement or representation contained in any
                  financial statement or certificate delivered by Borrower to Lender shall be false, in any respect, when made; or

                        g. if any Federal or state tax lien is filed of record
                  against Borrower and is not bonded or discharged within ten
                  (10) days of filing; or

                        h. if Borrower's independent certified public
                  accountants shall refuse to deliver any financial statement required by this Agreement; or

                        i. if a judgment for more than One Hundred Thousand and
                  00/100 Dollars ($100,000.00) shall be entered against Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within ten (10) days of entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability therefore in writing; or

                        j. if any obligation of Borrower in respect of any
                  Indebtedness (other than Indebtedness to Lender) shall be declared to be or shall become due and payable prior to its stated maturity or such obligation shall not be paid as and when the same becomes due and payable; or there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, instrument, agreement or evidence of Indebtedness relating to any obligation of Borrower in respect of any such Indebtedness the effect of which is to permit the holder or the holders of such mortgage, indenture, instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or

                        k. upon the happening of any Reportable Event which
                  Lender in its sole discretion determines might constitute grounds for the termination of any Plan, or if a trustee shall be appointed by an appropriate United States District Court or other court or administrative tribunal to administer any Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or

                        l. upon the occurrence and continuance of any Material
                  Adverse Effect, which in the sole and absolute opinion of Lender, impairs Lender's security, increases Lender's risks or impairs Borrower's ability to perform under this Agreement or under the other Loan Documents; or

                        m. upon the happening of any of the events described in
                  Subsections 12.1 (d), (e), (f), (g), (h), (i) or (j) with respect to any guarantor or if any such guarantor purports to terminate its guaranty or upon the death of a guarantor that is a natural person, if any; or

                        n. if either Brian F. Coleman or James R. Buscemi does
                  not occupy the same position with Borrower as at the time of the closing of the Loans or is not actively engaged in the day-to-day operations of Borrower's business unless within sixty (60) days of such event, (i) an individual is hired by Borrower to perform substantially the same duties as Brian F. Coleman or James R. Buscemi, as the case may be; (ii) such individual and their qualifications and experience are acceptable to Lender which approval will not be unreasonably withheld; and (iii) such individual executes a validity and support agreement in substantially the same form as the validity and support agreement executed by Brian F. Coleman or James R. Buscemi, as the case may be.

            Then, and in any such event, Lender may terminate this Agreement without prior notice or demand to Borrower or may demand payment in full of all Obligations (whether otherwise then payable on demand or not) without terminating this Agreement and shall, in any event, be under no further responsibility to extend any credit or afford any financial accommodation to Borrower, whether under this Agreement or otherwise.

                  ii. Obligations Immediately Due. Upon the Termination Date for any reason, all of Borrower's Obligations to Lender including, but not limited to, the Loans shall immediately become due and payable without further notice or demand.

                  iii. Continuation of Security Interests. Notwithstanding any termination, until all Obligations of Borrower shall have been fully paid and satisfied, Lender shall retain all security in and title to all existing and future Receivables, General Intangibles, Inventory, Equipment, Fixtures, Investment Property, and other Collateral held by Lender under the General Security Agreement or under any other Loan Document and Borrower shall continue to assign Receivables and consign Inventory to Lender and continue to turn over all proceeds of Collateral to Lender.

                  iv. Lockbox. Upon the occurrence of and during the continuation of an Event of Default, Lender shall have the right to require Borrower to establish a Lockbox over which Lender shall have the sole power of withdrawal. Upon the establishment of such Lockbox, all proceeds of Collateral, whether cash, checks, drafts, notes, acceptances or other forms of payment including, without limitation, electronic payment if received by Borrower, shall be received by Borrower in trust for Lender and Borrower shall deliver or cause to be delivered such payments forthwith, in the identical form in which received, to Lender or to the Lockbox, as Lender shall require from time to time.

            N. REMEDIES OF LENDER. Upon the occurrence of any Event of Default or upon any termination of this Agreement, then Lender shall have, in addition to all of its other rights under this Agreement all of the rights and remedies provided in the General Security Agreement.

            O. GENERAL PROVISIONS.

                  i. Rights Cumulative. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which Lender may have under any other agreement or instrument, by operation of law or otherwise.

                  ii. Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participation in all, or a portion of, Lender's interest in the Loans, to other financial institutions of the Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

                  iii. Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile transmission, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

                   If to Lender:        Keltic Financial Partners, LP
                                        Attn: John P. Reilly, Managing Partner
                                        555 Theodore Fremd Avenue, Suite C-207
                                        Rye, New York 10580
                                        Fax: (914) 921-1154

                   With a copy to:      Clinton A. Poff, Esq.
                                        Poff & Bowman LLC
                                        1600 Route 208 North
                                        PO Box 24
                                        Hawthorne, NJ 07507
                                        Tel: (973) 636-9770
                                        Fax: (973) 636-9777

                   If to Borrower:      Hudson Technologies Company
                                        275 North Middletown Road
                                        Pearl River, NY 10965
                                        Tel: (845) 735-6000
                                        Fax: (845) 512-6070

                   With a copy to:      Stephen P. Mandracchia, Esq.
                                        Hudson Technologies Company
                                        275 North Middletown Road
                                        Pearl River, New York 10965
                                        Tel: (845) 735-6000
                                        Fax: (845) 512-6070

                  iv. Strict Performance. The failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Event of Default by Borrower under this Agreement or any other Loan Document shall not suspend, waive or affect any other Default or Event of Default by Borrower under this Agreement or any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or a different type.

                  v. Waiver. Borrower waives presentment, protest, notice of dishonor and notice of protest upon any instrument on which it may be liable to Lender as maker, endorser, guarantor or otherwise.

                  vi. Construction of Agreement. The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided mutually without regard to events of authorship or negotiation.

                  vii. Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not a Default or an Event of Default then exists or any of the transactions contemplated under this Agreement are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses, or consulting fees and expenses, or other costs or out-of-pocket expenses in connection with: (a) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment of or modification of this Agreement or any other Loan Document; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (c) periodic audits and appraisals performed by Lender; (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any other Loan Document or Borrower's affairs; (e) the perfection of any lien on the Collateral; (f) any attempt to enforce any rights or remedies of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any other Loan Document including, without limitation, the Account Debtors; or
      (g) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the actual reasonable attorneys' fees and expenses arising from such services and all reasonable expenses, costs, charges and other fees of such counsel of Lender or relating to any of the events or actions described in this Section 14.7 shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender, but including any intangibles tax, stamp tax or recording tax) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement, by reason of any existing or hereafter enacted Federal or state statute, Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes including, but not limited to, any interest and penalties thereon, and will indemnify, defend and hold Lender harmless from and against any liability in connection therewith. Borrower shall also reimburse Lender for all other expenses incurred by Lender in connection with the transactions contemplated under this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Lockbox, wire charges, automatic clearing house fees and other similar costs and expenses.

                  viii. Reimbursements Charged to Revolving Loan. With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of Section 14.7, it is hereby agreed that Lender may charge any such amount to Borrower's Revolving Loan on the dates such reimbursement is made. Borrower's obligations under Section
      14.7 shall survive termination of the other provisions of this Agreement.

                  ix. Waiver of Right to Jury Trial.

            A. Borrower and Lender recognize that in matters related to the Loans and this Agreement, and as it may be subsequently modified and/or amended, any such party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a Federal or state judge). By execution of this Agreement, Lender and Borrower will give up their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledge that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with the Revolving Note, the Term Note and this Agreement.

            B. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOANS, THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY OR HEREBY, BEFORE OR AFTER MATURITY.

            C. CERTIFICATIONS. BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

                  x. Indemnification by Borrower/Waiver of Claims. Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender and its officers, partners, employees, consultants and agents from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, the actual fees and expenses of counsel) which may be incurred by or asserted against Lender or any such other Person in connection with:

                        a. any investigation, action or proceeding arising out
                  of or in any way relating to this Agreement, any of the Loans, any of the other Loan Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; or

                        b. any taxes, liabilities, claims or damages relating to
                  the Collateral or Lender's liens thereon; or

                        c. the correctness, validity or genuineness of any
                  instrument or document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or

                        d. any broker's commission, finder's fee or similar
                  charge or fee in connection with the Loans and the transactions contemplated in this Agreement.

                  xi. Savings Clause for Indemnification. To the extent that the undertaking to indemnify, pay and hold harmless set forth in Section 14.10 above may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 14.10.

                  xii. Waiver. To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender or any of its Affiliates, partners, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its Affiliates, partners, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

                  xiii. Entire Agreement; Amendments; Lender's Consent. This Agreement (including the Exhibits and Schedules thereto) and the other Loan Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  xiv. Cross Default; Cross Collateral. Borrower hereby agrees that (a) all other agreements between Borrower and Lender are hereby amended so that a Default or an Event of Default under this Agreement is a default under all such other agreements and a default under any one of the other agreements is a Default or an Event of Default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender and the Collateral pledged under any other agreement with Lender secures the Obligations under this Agreement.

                  xv. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  xvi. Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

                  xvii. Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

                  xviii. Exhibits and Schedules. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

            P. GOVERNING LAW; CONSENT TO JURISDICTION.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE REVOLVING NOTE DELIVERED PURSUANT THERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREIN, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE REVOLVING NOTE, AND THIS AGREEMENT AND THE REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER, ANY GUARANTOR OR OTHER PARTY TO THIS TRANSACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK, PURSUANT TO ss. 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND LENDER AND BORROWER WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER SHALL DESIGNATE FROM TIME TO TIME AN AUTHORIZED AGENT HAVING AN OFFICE IN THE STATE OF NEW YORK TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT AT SUCH ADDRESS AND WRITTEN NOTICE OF SUCH SERVICE ON SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE OF ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION

      WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND
VOLUNTARILY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written.

                                KELTIC FINANCIAL PARTNERS, LP
                                By: KELTIC FINANCIAL SERVICES LLC,
                                    its general partner

                                By: /s/ John P. Reilly
                                   ---------------------------------------------
                                    Name: John P. Reilly
                                    Title:  Managing Partner


                                HUDSON TECHNOLOGIES COMPANY

                                By: /s/ Brian F. Coleman
                                   ---------------------------------------------
                                    Name: Brian F. Coleman
                                    Title: President and Chief Operating
                                    Officer

      2. EXHIBIT A

                              a) REVOLVING NOTE

$4,600,000.00.............................................          May 30, 2003
                                                                   Rye, New York

            FOR VALUE RECEIVED, HUDSON TECHNOLOGIES COMPANY a corporation organized and existing under the laws of the State of Tennessee, having an address at 275 North Middletown Road, Pearl River, New York 10965 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender"), at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580 or at such other place as Lender may from time to time in writing designate, the principal sum of each Advance made by Lender to Borrower under that certain revolving loan agreement dated even date herewith between Borrower and Lender as it may be subsequently amended and/or modified (collectively, the "Loan Agreement") (the Loan Agreement together with all of the other documents, instruments or agreements executed in connection therewith, as the same may be modified, amended, restated or replaced from time to time are hereinafter collectively referred to as, the "Loan Documents"). The aggregate unpaid principal balance hereof shall not exceed at any time the sum of FOUR MILLION SIX HUNDRED THOUSAND and 00/100 Dollar ($4,600,000.00). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents. The entire unpaid principal balance hereof, together with the accrued interest thereon and accrued late charges, if any, and all other sums due hereunder and under the Loan Documents shall be due and payable on the Termination Date.

            Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month commencing on June 1, 2003 on the average daily unpaid principal balance of this Note at the rate set forth in
Section 3.1 of the Loan Agreement.

            This is the "Revolving Note" referred to in the Loan Agreement and is entitled to the benefit of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement or any other Loan Document including, without limitation, provisions regarding mandatory and optional prepayment rights. Upon the occurrence of any Event of Default, the entire unpaid principal amount owed Lender hereunder shall become immediately due and payable without further notice or demand.

            Whenever any payment to be made under this Note shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall be included in the computation of any interest then due and payable hereunder.

            The undersigned and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note and any provision hereof may not be waived, modified, amended or discharged orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification, amendment or discharge is sought.

            This Note shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

            IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.

WITNESS:.                            HUDSON TECHNOLOGIES COMPANY


___________________________          By:____________________________________
Stephen P. Mandracchia, Esq.            Name: Brian F. Coleman
                                        Title: President and Chief Operating
                                               Officer

      3. EXHIBIT B

                              a) TERM NOTE

$400,000.00                                                        May  30, 2003
                                                                   Rye, New York

            FOR VALUE RECEIVED, HUDSON TECHNOLOGIES COMPANY, a corporation organized and existing pursuant to the laws of the State of Tennessee having an address at 275 North Middletown Road, Pearl River, New York 10965 ("Borrower"), promises to pay to the order of KELTIC FINANCIAL PARTNERS, LP ("Lender") a Delaware limited partnership with a place of business at 555 Theodore Fremd Avenue, Suite C-207, Rye, New York 10580, or at such other place as Lender may from time to time in writing designate, the sum of FOUR HUNDRED THOUSAND DOLLARS AND 00/100 ($400,000.00) as follows: equal monthly installments each in the amount of $6,666.67 commencing on July 1, 2003 and payable on the first day of each month thereafter through and including May 1, 2006, followed by one (1) final payment on May 30, 2006 ("Maturity Date"), on which date all sums payable hereunder are immediately due and payable.

            Borrower also promises to pay interest to Lender monthly, in arrears, on the first day of each month, commencing on June 1, 2003 on the average daily unpaid principal balance of this Note at a fluctuating rate which is equal to the Loan Interest Rate.

            Notwithstanding the foregoing, after the occurrence of an Event of Default, Borrower shall pay interest on the unpaid principal balance of this Note at a rate which is three and one-half percent (3.5%) per annum above the Loan Interest Rate, provided, however, in no event shall any interest to be paid hereunder exceed the maximum rate permitted by law.

            Any partial prepayments made by the undersigned will be applied against the remaining unpaid payments due hereunder in the inverse order of the maturity of such payments.

            This is a term note referred to in the revolving loan agreement between Borrower and Lender dated even date herewith (the "Loan Agreement")(the Loan Agreement together with the other documents, instruments and agreements executed in connection therewith, as they may from time to time be modified, amended, restated or replaced are hereinafter collectively referred to as, the "Loan Documents"). This Note is entitled to the benefits of all of the terms and conditions and the security of all of the security interests and liens granted by Borrower or any other person to Lender pursuant to the Loan Agreement or any of the other Loan Documents including, without limitation, supplemental provisions regarding mandatory and/or optional prepayment rights and premiums. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Documents.

            Whenever any payment to be made under this Note shall otherwise be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in computing interest in connection with any such payment.

            This Note shall be binding upon and shall insure to the benefits of the parties, their successors and assigns. Lender shall have the right, without the necessity of any further consent or authorization by Borrower, to sell, assign, securitize or grant participations in all, or a portion of, Lender's interest in this Note, to other financial institutions of Lender's choice and on such terms as are acceptable to Lender in its sole discretion.

            This Note shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of laws thereof.

            Borrower and all other parties who, at any time, may be liable hereon in any capacity waive presentment, demand for payment, protest and notice of dishonor of this Note. This Note may not be changed orally, but only by an agreement in writing which is signed by the holder and the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

            IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

WITNESS:                            HUDSON TECHNOLOGIES COMPANY


__________________________          By:______________________________
Stephen Mandracchia, Esq.              Name: Brian F. Coleman
                                       Title:  President and Chief
                                               Operating Officer

      4. EXHIBIT C

                           FORM OF NOTICE OF BORROWING

Keltic Financial Partners, LP
555 Theodore Fremd Avenue, Site C-207
New York, New York 10580

(1)   Re: Request for loan/advance

            The undersigned requests a $____________ loan advance pursuant to
Section 2.1 of the Loan Agreement dated May 30, 2003 between Keltic Financial Partners, LP and the undersigned ("Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            Please wire the requested loan advance [to our operating account number _________ at __________ or [in accordance with the following wire instructions [insert instructions]. Please call the undersigned to confirm receipt of this fax at ____________.

            Thank you.

                                   HUDSON TECHNOLOGIES COMPANY


                                   By:___________________________
                                      Name: Brian F. Coleman
                                      Title:  President and Chief
                                              Operating Officer

      5. EXHIBIT D

                              a) BORROWING BASE

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

            HUDSON TECHNOLOGIES COMPANY ("Borrower") hereby certifies to KELTIC FINANCIAL PARTNERS, LP ("Lender") in accordance with the provisions of a Loan Agreement between Borrower and Lender dated the 30th day of May, 2003, as the same from time to time may be amended, supplemented or otherwise modified ("Agreement") that:

      A. General

            (i) Borrower has complied in all respects with all the terms, covenants and conditions of the Agreement which are binding upon them;

            (ii) there exists no Event of Default or Default as defined in the Agreement;

            (iii) the representations and warranties contained in the Agreement are true in all respects with the same effect as though such representations and warranties had been made on the date hereof; and

      B. Financial Covenants

            As of the date hereof or, from such period as may be designated below, the computations and ratios as set forth below, are true and correct:

            (a) Tangible Net Worth

            (b) Capital Expenditures

            (c) EBITDA

            WITNESS the signature of the undersigned duly authorized officer of Borrower on _____________, 200___.

                                           HUDSON TECHNOLOGIES COMPANY


                                           By_________________________________
                                             Name: Brian F. Coleman
                                             Title: President and Chief
                                                    Operating Officer

                                  Schedule 5.2

                                   Other Names

Hudson Technologies Company

         dba Hudson Technologies of Tennessee

         dba Hudson Technologies Company of Tennessee

                                  Schedule 5.3

                                    b) Subsidiaries and Affiliates

Parent Company is Hudson Technologies, Inc. ("Parent"), a New York corporation

Parent is the sole stockholder of Hudson Holding's, Inc. ("Holding"), a Nevada Corporation

Holding is the sole stockholder of Borrower, Hudson Technologies Company, a Tennessee Corporation

The following Persons may be deemed "Affiliates" as that term is defined in
Section 1.3:

         Hudson Technologies, Inc.
         Hudson Holdings, Inc.
         Fleming US Discovery Fund III, LP
         Fleming US Discovery Offshore Fund III, L.P.
         DuPont Chemical and Energy Operations, Inc.
         Kevin J. Zugibe
         Thomas P. Zugibe
         Frederick T. Zugibe, Sr.
         Stephen P. Mandracchia

                                  Schedule 5.8
                                   Real Estate

                               Leased by Borrower

Facility           Address                           Landlord                                     Term
--------          --------                           --------                                     ----
Champaign, Il     3402 North Mattis Avenue           Busey Bank                                   12/1/02 - 11/30/04
                  Champaign, Illinois                201 West Main Street
                                                     Urbana, Illinois 61803-7430

Houston, Tx.      12820 Hempstead Hwy., Suite D      Two Ninety, Ltd.                             7/15/00-6/30/03
                  Houston, Texas                     1527 West Alabama
                                                     Houston, Texas 77006

Seattle, Wa.      1320 26th St. NW, Ste 11           Park 26, LLC                                 4/1/02 -3/31/04
                  Auburn, Washington                 c/o The Andover Company, Inc.
                                                     415 Baker Boulevard, Suite 200
                                                     Tukwila, WA  98188

Charlotte, NC     2720 Westport Road                 Thomas & Nancy Cox                           4/24/98 -4/23/00
                  Charlotte, North Carolina          c/o Colliers Pinkard                         now month to month
                                                     330 S. Tryon Street, Suite 301
                                                     Charlotte, NC 28202-1916

Punta Gorda, Fl.  5474 Williamsburg Drive            Rick Treworgy                                12/15/01 - 12/14/03
                  Punta Gorda, Florida               5445 Williamsburg Drive
                                                     Punta Gorda, Florida 33982

Pearl River, NY   275 N. Middletown Road             275 N. Middletown Road, LLC                  1/1/03 - 12/31/06
                  Pearl River, New York              275 North Middletown Road
                                                     Pearl River, New York 10965

Baton Rouge, La.  11245 Airline Highway              Reulet Family Holdings, LLC                  8/1/02 - 7/31/05
                  Baton Rouge, Louisiana             c/o John A. Reulet, Sr., President
                                                     3037 Jones Creek Road
                                                     Baton Rouge, Louisiana 70817

Villa Park, Il.   739 North Harvard Ave.             HVP Partners                                 6/1/99 - 8/31/05
                  Villa Park, Illinois               17 W 335 Belmont
                                                     Bensenville, Illinois 60106

Baltimore, Md.    2605 Lord Baltimore Dr.            MIE Properties, Inc.                         9/1/01 - 8/31/05
                  Baltimore, Maryland                5720 Executive Drive
                                                     Baltimore, Maryland 21288-1757

Rantoul, IL       896 West Champaign St.             Roeco Enterprises, Inc.                      10/1/97 - 9/30/02
                  Rantoul, Illinois                  PO Box 583                                   now month to month
                                                     Rantoul, Illinois 61866

Freemont, NH      1 Coopers Common                   Phoenix Fremont LLC                          7/1/02 - 6/30/04
                  Freemont, New Hampshire            189 Mill Road
                                                     North Hampton, New Hampshire  03862

                   Leased by Parent, Hudson Technologies, Inc.

Hillburn, NY      60 Torne Valley Road               Ramapo Land Co., Inc.              6/1/99 - 5/31/04
                  Hillburn, New York                 145 Route 17
                                                     Sloatsburg, New York 10974

                                      Owned

                                      None

                                  Schedule 5.9

                                      c) Intellectual Property

                                      i) U.S. Patents

TITLE-NAME                 INVENTOR         OWNER             DATE ISSUED               NUMBER
----------                 --------         -----             -----------               ------
Method & Apparatus
for Refrigerant
Reclamation                K. Zugibe        Parent            1/3/95                    5,377,499

Hydraulic System
for Recovering
Refrigerants               K. Zugibe        Parent            4/2/96                    5,502,974

Method & Apparatus
for Reclaiming a
Refrigerant                J. Todack        Borrower          6/11/91                   5,022,230

Apparatus & Method
For Recovering Volatile
Refrigerants               K. Zugibe        Parent            9/8/98                    5,802,859

Apparatus & Method         K. Zugibe        Parent            11/7/00                   6,141,977
For Recovering Volatile
Refrigerants

Method & Apparatus
For Sonic Cleaning of
Heat Exchangers            K. Zugibe        Parent            9/18/01                   6,290,778

Apparatus & Method
For Flushing a             K. Zugibe &
Chiller System             A. Mika          Parent            3/19/02                   6,357,240

Apparatus & Method
For Flushing a             C. Harkins &
Refrigeration System       A. Mika          Parent            2/26/00                   6,164,080

Method & Apparatus
For Measuring and
Improving Efficiency       K. Zugibe &
In Refrigeration Systems   D. Schmidt       Borrower          1/14/03                   6,505,475

Patent Pending - Method
& Apparatus
For Measuring and          K. Zugibe &
Improving Efficiency       D. Schmidt       Parent            filed 1/7/03           App. # 10/338,941

Patent Pending - Method
& Apparatus
For Measuring and
Improving Efficiency       K. Zugibe &
In Refrigeration Systems   D. Schmidt       Parent             filed 1/7/00          App. # 09/577,703

Provisional - Method
& Apparatus
For Measuring and
Improving Efficiency in
Refrigeration Systems      K..Zugibe        Parent             filed 12/9/02             60/431,901
                                                               Foreign license granted 3/13/2003

Provisional - Method
& Apparatus
For Optimizing
Refrigeration Systems      K..Zugibe        Parent             filed 12/19/02            60/434,847
                                                               Foreign license granted 2/25/2003

                                      ii) Foreign Patents

1. U.S. Patent # 5,377,499, issued to Hudson Technologies, Inc., has been filed in the following jurisdictions;

BRAZIL - Patent Issued 8/8/00 - Expires 12/6/2014, Patent #PI9404879-7 8/8/00

CANADA - Patent Issued 8/20/02 - Expires 12/8/2014, Patent #2137771

CHINA - Patent issued 11/9/2001- Expires 12/9/2014, Registration #82500

COSTA RICA - Patent Pending, application filed 12/7/94

ISRAEL - Patent issued 10/14/97 -Expires 12/6/14, Patent#111899

JAPAN - Patent Pending, application filed 12/8/94

MEXICO- Patent Issued 6/25/99 - Expires 12/9/14, Patent # 192486

POLAND - Patent Issued 12/1/98 - Expires 12/5/14. Patent#176 518

RUSSIA- Patent Issued 8/20/99 - Expires 8/20/14. Patent # 2134851

UNITED STATES - Patent Issued 1/3/95- Expires 1/3/12. Patent # 5,377,499

EUROPEAN COMMUNITY - Patent Issued 3/31/99. Expires 12/8/14. Patent # 0682218 (Belgium, Denmark, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland/Liechtenstein, United Kingdom)

2. U.S. Patent #5,022,230, issued to Hudson Technologies Company, has been filed in the following jurisdictions;

CANADA - Patent Issued 7/31/01 - Expires 5/23/2011, Patent #2,084,088

AUSTRALIA - Patent #660280

                                      iii)

                                      iv) Patent Licenses

Reciprocal licenses between Parent and Borrower (not formalized)

License of Borrower's Patent #5,022,230 granted to James Todack for a total of 10 machines that were leased to Borrower in 1994, of which six were purchased by Borrower in 2001 and four were returned to James Todack in 2001.

                                      v) Trademark Registrations

TITLE-NAME                                  OWNER         DATE ISSUED           NUMBER
----------             ----------           -----         -----------           ------
GLACIER                                     Parent        3/2/99                2,227,148

ZUGIBEAST                                   Parent        7/9/96                1,985,422

HTI                                         Parent        4/23/96               1,970,063

R-SIDE                                      Borrower      7/30/02               2,601434

REFRIGERANTSIDE                             Borrower      4/9/02                2,559,214

Hudson Technologies,                        Parent        4/23/96               1,969,986
Inc.

                                      vi) Trademark Applications

                                       None

                                      vii) Trademark Licenses

              All trademarks licensed to Borrower (not formalized)

                                      viii) Copyrights

                                       None

                                      ix) Copyright Licenses

                                       None

                                  Schedule 5.13

                                      d) Litigation

A. In June 1998, United Water of New York Inc. ("United") commenced an action against the Hudson Technologies, Inc. (the "Company") in the Supreme Court of the State of New York, Rockland County, seeking damages in the amount of $1.2 million allegedly sustained as a result of alleged contamination of certain of United's wells which are in close proximity to the Company's Hillburn, New York facility.

On April 1, 1999, the Company reported a release at the Company's Hillburn, New York facility of approximately 7,800 lbs. of R-11, as a result of a failed hose connection to one of the Company's outdoor storage tanks allowing liquid R-11 to discharge from the tank into the concrete secondary containment area in which the subject tank was located.

In July 1999, United amended its complaint in the Rockland County action to allege facts relating to, and to seek damages allegedly resulting from the April 1, 1999 R-11 release.

In June 2000, the Rockland County Supreme Court approved a settlement of the Rockland County action commenced by United. Under the settlement, the Company paid to United the sum of $1,000,000 and has been making additional monthly payments in the amount of $5,000, which payments are expected to continue through December 2003. .

In June 2000, the Company signed an Order on Consent with the DEC regarding all past contamination of the United well field, whereby, the Company agreed to continue operating a remediation system it installed at its Hillburn facility in May 1999, until remaining groundwater contamination has been effectively abated. In May 2001, the Company signed an amendment to the Order on Consent with the DEC, pursuant to which the Company installed one additional monitoring well and modified the Company's existing remediation system to incorporate a second recovery well. The Company is continuing to operate the remediation system pursuant to that Order on Consent.

In May 2000, the Company's Hillburn facility was nominated by the United States Environmental Protection Agency ("EPA") for listing on the National Priorities List ("NPL"), pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980. The Company submitted opposition to the listing within the sixty-day comment period. To date, no final decision has been made by the EPA regarding the proposed listing. The Company has requested that the EPA remove the Hillburn facility from nomination for the NPL due to the continued reduction of contamination.

In October 2001, the Company learned that trace levels of R-11 were detected in one of United's wells that are closest to the Village of Suffern's ("Village") well system. During February 2002, the Village expressed concern over the possibility of R-11 reaching its well system and has advised the Company that it was investigating available options to protect its well system. No contamination of R-11 has ever been detected in any of the Village's wells. In October 2002, the Village advised the Company that it intends to proceed with plans to protect its wells and could look to the Company to reimburse the Village for any costs it may incur. To date, no detailed cost estimate, formal demand or claim has been presented by the Village.

In February 2003, the Company agreed to extend the statute of limitations applicable to any claims that may be available to Ramapo Land Company, the lessor of the Hillburn facility, arising out of the April 1, 1999 incident for an additional two years. To date, no claims against the Company have been asserted or threatened by Ramapo Land Company.

B. In February 2000, an action was commenced in the Supreme Court of the State of New York, Rockland by CS Dowling Inc. d/b/a Dow-Tech Associates against the Company seeking recovery of the sum of $20,000 allegedly due in connection with the hiring of two employees by the Company. The Company maintains that the allegations in the complaint are without merit, that no amounts are due the plaintiff and that the plaintiff owes $4,000 to the Company for unearned deposits.

B. In April 2003, NASDAQ advised the Guarantor that, based upon Guarantor's Stock holders equity as reported in Form 10KSB for the 12 months ended December 31, 2002, the Guarantor failed to comply with Nasdaq SmallCap Market listing requirements and was subject to delisting unless the Guarantor could demonstrate a plan to achieve and sustain compliance with Nasdaq SmallCap Market listing requirements. The Guarantor has submitted a plan, based upon the proposed rights offering, to Nasdaq which the Guarantor believes will achieve and sustain compliance.

                                  Schedule 5.14

                                      e) Receivables Locations

Facility          Address                             Landlord                          Term
---------         -------                            --------                           ----
Pearl River, NY   275 N. Middletown Road             275 N. Middletown Road, LLC        1/1/03 - 12/31/06
                  Pearl River, New York              275 North Middletown Road
                                                     Pearl River, New York 10965

                                  Schedule 5.15

                                      f) Current Inventory Locations - as of
                         5/22/03

Facility          Address                            Landlord                           Term
--------          --------                           --------                           ----
Champaign, Il     3402 North Mattis Avenue           Busey Bank                         12/1/02 - 11/30/04
                  Champaign, Illinois                201 West Main Street
                                                     Urbana, Illinois 61803-7430

Houston, Tx.      12820 Hempstead Hwy., Suite D      Two Ninety, Ltd.                   7/15/00-6/30/03
                  Houston, Texas                     1527 West Alabama
                                                     Houston, Texas 77006

                  The Houston facility has been closed, and all inventory and equipment will be removed by 6/30/03

Seattle, Wa.      1320 26th St. NW, Ste 11           Park 26, LLC                       4/1/02 -3/31/04
                  Auburn, Washington                 c/o The Andover Company, Inc.
                                                     415 Baker Boulevard, Suite 200
                                                     Tukwila, WA  98188

                  Borrower anticipates that the Seattle facility will be closed and all inventory and equipment removed witching sixty (60) days.

Charlotte, NC     2720 Westport Road                 Thomas & Nancy Cox                 4/24/98 -4/23/00
                  Charlotte, North Carolina          c/o Colliers Pinkard               now month to month
                                                     330 S. Tryon Street, Suite 301
                                                     Charlotte, NC 28202-1916

Punta Gorda, Fl.  5474 Williamsburg Drive            Rick Treworgy                      12/15/01 - 12/14/03
                  Punta Gorda, Florida               5445 Williamsburg Drive
                                                     Punta Gorda, Florida 33982

Pearl River, NY   275 N. Middletown Road             275 N. Middletown Road, LLC        1/1/03 - 12/31/06
                  Pearl River, New York              275 North Middletown Road
                                                     Pearl River, New York 10965

Baton Rouge, La.  11245 Airline Highway              Reulet Family Holdings, LLC        8/1/02 - 7/31/05
                  Baton Rouge, Louisiana             c/o John A. Reulet, Sr., President
                                                     3037 Jones Creek Road
                                                     Baton Rouge, Louisiana 70817

                  Borrower anticipates that the Baton Rouge facility will be closed and all inventory and equipment removed witching sixty (60) days.

Villa Park, Il.   739 North Harvard Ave.             HVP Partners                       6/1/99 - 8/31/05
                  Villa Park, Illinois               17 W 335 Belmont
                                                     Bensenville, Illinois 60106

                  The Villa Park facility has been closed and all inventory and equipment will be removed by 6/30/03

Baltimore, Md.    2605 Lord Baltimore Dr.            MIE Properties, Inc.               9/1/01 - 8/31/05
                  Baltimore, Maryland                5720 Executive Drive
                                                     Baltimore, Maryland 21288-1757

Rantoul, IL       896 West Champaign St.             Roeco Enterprises, Inc.            10/1/97 - 9/30/02
                  Rantoul, Illinois                  PO Box 583                         now month to month
                                                     Rantoul, Illinois 61866

                  The Rantoul facility will be closed and all inventory and equipment transferred to Champaign facility within sixty (60) days

                                  Schedule 5.16

                                      g) Current Equipment List and Locations

                                      h) 1. Equipment List - See attached
                                Equipment List

                                      i)

                                      j) 2. List of Locations - as of 5/22/03

When equipment is not in use at a customer's facility, the equipment is maintained at the following locations:

Facility          Address                            Landlord                           Term
--------          --------                           --------                           ----
Champaign, Il     3402 North Mattis Avenue           Busey Bank                         12/1/02 - 11/30/04
                  Champaign, Illinois                201 West Main Street
                                                     Urbana, Illinois 61803-7430

Houston, Tx.      12820 Hempstead Hwy., Suite D      Two Ninety, Ltd.                   7/15/00-6/30/03
                  Houston, Texas                     1527 West Alabama
                                                     Houston, Texas 77006

                  The Houston facility has been closed, and all inventory and equipment will be removed by 6/30/03

Seattle, Wa.      1320 26th St. NW, Ste 11           Park 26, LLC                       4/1/02 -3/31/04
                  Auburn, Washington                 c/o The Andover Company, Inc.
                                                     415 Baker Boulevard, Suite 200
                                                     Tukwila, WA  98188

                  Borrower anticipates that the Seattle facility will be closed and all inventory and equipment removed within sixty (60) days.

Charlotte, NC     2720 Westport Road                 Thomas & Nancy Cox                 4/24/98 -4/23/00
                  Charlotte, North Carolina          c/o Colliers Pinkard               now month to month
                                                     330 S. Tryon Street, Suite 301
                                                     Charlotte, NC 28202-1916

Punta Gorda, Fl.  5474 Williamsburg Drive            Rick Treworgy                      12/15/01 - 12/14/03
                  Punta Gorda, Florida               5445 Williamsburg Drive
                                                     Punta Gorda, Florida 33982

Pearl River, NY   275 N. Middletown Road             275 N. Middletown Road, LLC        1/1/03 - 12/31/06
                  Pearl River, New York              275 North Middletown Road
                                                     Pearl River, New York 10965

Baton Rouge, La.  11245 Airline Highway              Reulet Family Holdings, LLC        8/1/02 - 7/31/05
                  Baton Rouge, Louisiana             c/o John A. Reulet, Sr., President
                                                     3037 Jones Creek Road
                                                     Baton Rouge, Louisiana 70817

                  Borrower anticipates that the Baton Rouge facility will be closed and all inventory and equipment removed within sixty (60) days.

Villa Park, Il.   739 North Harvard Ave.             HVP Partners                       6/1/99 - 8/31/05
                  Villa Park, Illinois               17 W 335 Belmont

                                                     Bensenville, Illinois 60106

                  The Villa Park facility has been closed and all inventory and equipment will be removed by 6/30/03

                            Schedule 5.16 (continued)

Baltimore, Md.    2605 Lord Baltimore Dr.            MIE Properties, Inc.               9/1/01 - 8/31/05
                  Baltimore, Maryland                5720 Executive Drive
                                                     Baltimore, Maryland 21288-1757

Rantoul, IL       896 West Champaign St.             Roeco Enterprises, Inc.            10/1/97 - 9/30/02
                  Rantoul, Illinois                  PO Box 583                         now month to month
                                                     Rantoul, Illinois 61866
                  The Rantoul facility will be closed and all inventory and equipment transferred to Champaign facility within sixty (60) days

Hillburn, NY      60 Torne Valley Road               Ramapo Land Co., Inc.              6/1/99 - 5/31/04
                  Hillburn, New York                 145 Route 17
                                                     Sloatsburg, New York 10974

                                  Schedule 5.17

                                      k) Liens

1. Hudson Technologies Company

A. Financed - Equipment Loans

     Acct #               Item                  Expiration     12/31/2002    12/31/2003    12/31/2004    12/31/2005      Total
-----------------------------------------------------------------------------------------------------------------------------------
  Loans - Recovery Vans                           Sub-Total    $289,688.00   $192,926.00   $    96,762                 $289,688.00
                                                                                                                       -----------
 CIT TERM LOAN                                                 $302,812.00   $186,053.00   $    93,693   $    23,066   $302,812.00
                                                               -------------------------------------------------------------------
                        Total
                        Indebtedness                           $592,500.00   $378,979.00   $   190,455   $    23,066   $592,500.00
                                                               -------------------------------------------------------------------

                                                Expiration      12/31/2002    12/31/2003    12/31/2004                     Total
  25020 Loans-Recovery Vans
  -----------------------------------
  1999 Econoline - Ford Credit
  Houston 6709                                    Mar-04       $  7,214.00   $  6,633.00   $    581.06                 $  7,214.06
  1999 Chev Cube Van - GMAC
  Hillburn 0280                                   Feb-04       $  9,071.00   $  7,712.00   $  1,359.65                 $  9,071.65
  1999 Frht Med Con - GMAC
  Houston 0813                                    Feb-04       $ 14,310.00   $ 12,165.40   $  2,144.32                 $ 14,309.72
  1999 Chev Cube Van - GMAC
  Chicago 9744                                    Mar-04       $  8,411.00   $  6,527.00   $  1,884.00                 $  8,411.00
  1999 Chev Cube Van - GMAC
  Charlotte 0665                                  Mar-04       $  8,411.00   $  6,527.00   $  1,884.00                 $  8,411.00
  1999 Frht Med Con - GMAC
  Hillburn 3176                                   Mar-04       $ 15,271.00   $ 12,067.35   $  3,203.83                 $ 15,271.18
  1999 Frht FL  70 - GMAC
  Seattle 3177                                    Apr-04       $ 16,225.00   $ 11,970.09   $  4,254.80                 $ 16,224.89
  1999 Frht FL  70 - GMAC
  Chicago 3178                                    Apr-04       $ 16,225.00   $ 11,970.09   $  4,254.80                 $ 16,224.89
  1999 Ford Econoline - Ford Credit
  Seattle 5434                                    May-04       $  9,148.00   $  6,757.45   $  2,390.83                 $  9,148.28
  1999 Frht FL 70 - Intek Assoc
  Baltimore 3175                                  Apr-04       $ 17,706.00   $ 13,067.01   $  4,639.34                 $ 17,706.35
  Ford Econoline
  Baltimore 2761                                  Jun-04       $ 10,039.00   $  6,541.19   $  3,497.71                 $ 10,038.90
  Ford Econoline
  Baton Rouge 9771                                Jun-04       $ 10,039.00   $  6,541.19   $  3,497.71                 $ 10,038.90
  Ford Econoline
  Detroit 5427                                    Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Ford Econoline
  Long Island 9772                                Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Ford Econoline
  Boston 5423                                     Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Frht Fl 70 - Intek Assoc
  Detroit 6207                                    Jul-04       $ 20,783.00   $ 12,759.90   $  8,023.55                 $ 20,783.45
  Frht Fl 70 - Intek Assoc
  Boston 6206                                     Jul-04       $ 20,783.00   $ 12,759.90   $  8,023.55                 $ 20,783.45
  Frht Fl 70 - Intek Assoc. 6208                  Sep-04       $ 23,492.00   $ 12,456.00   $ 11,037.12                 $ 23,493.12
  Frht Fl 70 - Intek Assoc. 6209                  Oct-04       $ 24,492.00   $ 12,297.00   $ 12,194.00                 $ 24,491.00
  Frht Fl 70 - Intek Assoc. 6210                  Oct-04       $ 24,492.00   $ 12,297.00   $ 12,194.00                 $ 24,491.00
                                                               ---------------------------------------                 -----------
                        Total - Loans - Recovery  Vans         $289,688.00   $192,926.67   $ 96,761.78                 $289,688.45
                                                               ---------------------------------------                 -----------

B.    Operating Leases

             Item                              Expiration
             ----                              ----------

Trade Winds chassis (3)                            Mo-Mo
Matlack Leasing                                    Mo-Mo
Mail Machine (PR) Pitney Bowes                     May-03
Dell Computer (MD) (PR) (008)                      May-03
Dell Computer (PR) (010)                           Jun-03
Ascom Hasler (NC)                                  Mo-Mo
Neopost (LA)                                       Nov-04
Copelco-2 Hysler Fork Lift (IL)                    Mar-05
Mellon Leasing Fax Machine (PR)                    Sep-03
Mellon Leasing Fax Machine (NY)                    Qtr/Qtr
Mellon Leasing Fax Machine (IL)                    Dec-03
Sharp-Copier (IL)                                  Dec-03
PBCC(Mailing System) (IL)                          Sep-05

C.    Capital Leases

                  Item                                    Expiration
                  ----                                    ----------
Computers                                                   Jul-03
Gas Chromograph- NY                                         Mar-03
Greentree Vendor Service NY                                 Sept=03
Gas Chromograph- FL                                         Mar-03
CIT/Norstar Phone Equip-NC                                  Feb-05
Yale Forklift-GE Capital-TX                                 Nov-04
Panas DBS Phone Sys-Wells Fargo-Ch                          Dec-07
2001 Chevy Silverado-Charlotte NC                           Nov-04
1998 Chevy Truck-Ft. Meyers Fl                              Nov-03
  Load Cells for Champaign Bulk Storage                     June - 08

2.    Hudson Technologies, Inc.

A.    Operating Leases

              Item                              Expiration
              ----                              ----------
Postage Meter (NY) Pitney Bowes                   Qtr/Qtr
Minolta Copier (PR)                               Sep-04
Dell Computer (018)                               Jun-04
GE Capital-Xerox fax (PR)                         Apr-05

B.       Capital Leases

               Item                            Expiration
               ----                            ----------
Computers                                         Sep-03
Poweredge 2400 Server                             Aug-03
Toyota 5FBE-18 Elec Forklift-NC                   Oct-04

                                  Schedule 5.18

                                        l) Indebtedness

1.    Obligations of Parent, Hudson Technologies, Inc.

A.    Convertible Debt:

Convertible Note holder                                     Note Amount        Date of Note            Interest
-----------------------                                     -----------        ------------            --------
Fleming U S Discovery Fund III, L. P.                        $302,000            12/20/02          10% Accrued and
1221 Avenue of the Americas, 40th Floor,                                                           Added to principal
New York, New York  10020

Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas, 40th Floor,                     $ 48,000             12/20/02         10% Accrued and
New York, New York  10020                                                                          Added to principal

Matthew M. Zugibe                                            $ 50,000             12/20/02         10% Accrued and
20 Colonel Conklin Drive,                                                                          Added to principal
Stony Point, New York  10980

Frederick T. Zugibe, Jr.                                     $ 50,000             12/20/02         10% Accrued and
509 East Avenue,                                                                                   Added to principal
Newark, New York  14513

Phyllis J. LeFrois                                           $ 35,000             12/20/02         10% Accrued and
990 Lake Road,                                                                                     Added to principal
Webster, New York 20 14580

Joseph Longo                                                 $ 10,000             12/20/02         10% Accrued and
66 Bergen Avenue,                                                                                  Added to principal
Waldwick, New Jersey  07463

Fleming US Discovery Fund III, L.P.                          $431,000             4/15/03          10% Accrued and
1221 Avenue of the Americas, 40th Floor,                                                           Added to principal
New York, New York  10020

Fleming US Discovery Offshore Fund III, L.P.                 $ 69,000             4/15/03          10% Accrued and
1221 Avenue of the Americas, 40th Floor,                                                           Added to principal
New York, New York  10020

Exchange Note holder                                          Note Amt.         Date of Note           Interest
--------------------                                          ---------         ------------           --------
Brian F. Coleman
at 41 Mountainview Avenue,                                   $15,214.75          12/20/02          10% Accrued and
Pearl River, New York  10965                                                                       Added to principal

Stephen P. Mandracchia                                       $50,715.84          12/20/02          10% Accrued and
2 Heritage Court                                                                                   Added to principal
Warwick, New York  10990

Joseph P. Mandracchia, Sr.                                   $40,556.07          12/20/02          10% - interest  paid
512 Fourth Avenue                                                                                  in cash on interest
Pelham, New York  10803                                                                            payment dates

Fleming US Discovery Fund III, L.P.                          $349,939.27         12/20/02          10% Accrued and
1221 Avenue of the Americas, 40th Floor,                                                           Added to principal
New York, New York  10020

Fleming US Discovery Offshore Fund III, L.P.                 $55,787.42          12/20/02          10% Accrued and
1221 Avenue of the Americas, 40th Floor,                                                           Added to principal
New York, New York  10020

Frederick T. Zugibe, Sr.                                     $101,390.17         12/20/02          10% - interest  paid
One Angelus Drive                                                                                  in cash on interest
Garnerville, New York  10923                                                                       payment dates

Thomas P. Zugibe                                             $50,715.84          12/20/02          10% Accrued and
30 Tavarone Street                                                                                 Added to principal
Garnerville, New York  10923

Copies of the form Convertible Note and Exchange Note are attached hereto.

B.    Other Debt:

      i. Premium Finance Agreement with A.I. Credit Corp. in the amount of $308,664.30 representing financed Insurance premiums on liability, workers compensation, business auto, property and umbrella policies, covering period 4/27/03 through 4/27/04, requiring 8 equal payments through 12/17/03.

      ii. Premium Finance Agreement with First Insurance Funding in the amount of $68,592 representing financed Insurance premiums on Pollution and Environmental impairment policies, covering period 1/20/03 through 1/20/03, requiring 9 equal payments through 10/20/03.

      iii Premium Finance Agreement with A.I. Credit Corp. in the amount of $77,000representing financed Insurance premiums on Directors and Officers liability policy, covering period 11/1/02 through 11/1/03, requiring 9 equal payments through 8/1/03.

      iv. Premium Finance Agreement with Premium Financing Specialists in the amount of $26,000, expected to be renewed on or about June 1, 2003 for financing of premiums on A/R Credit Indemnity Policy. 2002-2003 policy paid in full, coming up for renewal and will be refinanced.

2.    Obligations of Borrower, Hudson Technologies Company

A.    Unsecured Obligations

      i. $62,500.00 unsecured note to Busey Bank made pursuant to lease agreement for Champaign, Illinois facility (see Schedule 5.8), dated May 15, 2003, based upon 5 year amortization.

      ii. A total of $575,000 unsecured notes to Fleming U.S. Discovery Fund III, L.P. and Fleming U.S. Discovery Offshore Fund III, L.P., 1221 Avenue of the Americas, 40th Floor, New York, New York 10020 ("Fleming Funds"), dated the date of this Revolving Loan Agreement.

B.    Additional Secured Debt/Equipment financing:

        Acct #             Item                 Expiration      12/31/2002   12/31/2003    12/31/2004    12/31/2005      Total
-----------------------------------------------------------------------------------------------------------------------------------
  Loans - Recovery Vans                           Sub-Total    $289,688.00   $192,926.00   $    96,762                 $289,688.00
                                                                                                                       -----------
 CIT TERM LOAN                                                 $302,812.00   $186,053.00   $    93,693   $    23,066   $302,812.00
                                                               -------------------------------------------------------------------
                        Total
                        Indebtedness                           $592,500.00   $378,979.00   $   190,455   $    23,066   $592,500.00
                                                               -------------------------------------------------------------------

                                                Expiration      12/31/2002    12/31/2003    12/31/2004                       Total
  25020 Loans-Recovery Vans
--------------------------------
  1999 Econoline - Ford Credit
  Houston 6709                                    Mar-04       $  7,214.00   $  6,633.00   $    581.06                 $  7,214.06
  1999 Chev Cube Van - GMAC
  Hillburn 0280                                   Feb-04       $  9,071.00   $  7,712.00   $  1,359.65                 $  9,071.65
  1999 Frht Med Con - GMAC
  Houston 0813                                    Feb-04       $ 14,310.00   $ 12,165.40   $  2,144.32                 $ 14,309.72
  1999 Chev Cube Van - GMAC
  Chicago 9744                                    Mar-04       $  8,411.00   $  6,527.00   $  1,884.00                 $  8,411.00
  1999 Chev Cube Van - GMAC
  Charlotte 0665                                  Mar-04       $  8,411.00   $  6,527.00   $  1,884.00                 $  8,411.00
  1999 Frht Med Con - GMAC
  Hillburn 3176                                   Mar-04       $ 15,271.00   $ 12,067.35   $  3,203.83                 $ 15,271.18
  1999 Frht FL  70 - GMAC
  Seattle 3177                                    Apr-04       $ 16,225.00   $ 11,970.09   $  4,254.80                 $ 16,224.89
  1999 Frht FL  70 - GMAC
  Chicago 3178                                    Apr-04       $ 16,225.00   $ 11,970.09   $  4,254.80                 $ 16,224.89
  1999 Ford Econoline - Ford Credit
  Seattle 5434                                    May-04       $  9,148.00   $  6,757.45   $  2,390.83                 $  9,148.28
  1999 Frht FL 70 - Intek Assoc
  Baltimore 3175                                  Apr-04       $ 17,706.00   $ 13,067.01   $  4,639.34                 $ 17,706.35
  Ford Econoline
  Baltimore 2761                                  Jun-04       $ 10,039.00   $  6,541.19   $  3,497.71                 $ 10,038.90
  Ford Econoline
  Baton Rouge 9771                                Jun-04       $ 10,039.00   $  6,541.19   $  3,497.71                 $ 10,038.90
  Ford Econoline
  Detroit 5427                                    Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Ford Econoline
  Long Island 9772                                Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Ford Econoline
  Boston 5423                                     Jun-04       $ 11,192.00   $  7,292.70   $  3,899.17                 $ 11,191.87
  Frht Fl 70 - Intek Assoc
  Detroit 6207                                    Jul-04       $ 20,783.00   $ 12,759.90   $  8,023.55                 $ 20,783.45
  Frht Fl 70 - Intek Assoc
  Boston 6206                                     Jul-04       $ 20,783.00   $ 12,759.90   $  8,023.55                 $ 20,783.45
  Frht Fl 70 - Intek Assoc. 6208                  Sep-04       $ 23,492.00   $ 12,456.00   $ 11,037.12                 $ 23,493.12
  Frht Fl 70 - Intek Assoc. 6209                  Oct-04       $ 24,492.00   $ 12,297.00   $ 12,194.00                 $ 24,491.00
  Frht Fl 70 - Intek Assoc. 6210                  Oct-04       $ 24,492.00   $ 12,297.00   $ 12,194.00                 $ 24,491.00
                                                               ---------------------------------------                 -----------
                        Total - Loans - Recovery Vans          $289,688.00   $192,926.67   $ 96,761.78                 $289,688.45
                                                               ---------------------------------------                 -----------

                                  Schedule 5.21

                              Environmental Matters

      (a) The Borrower is a refrigerant services company providing innovative solutions to recurring problems within the refrigeration industry. The Borrower's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, including (i) refrigerant sales, (ii) RefrigerantSide(R) Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants and (iii) reclamation of refrigerants. The Company's products and services are centered around refrigerants of all types, including Chlorofluorocarbons (CFC's), Hydrochlorofluorocarbons (HCFC's), Hyrofluorocarbons (HFC's), and Anhydrous Ammonia. Most refrigerants handled, processed or sold by the Borrower are classified as hazardous materials and some are classified as hazardous substances.

            Additionally, the Borrower's facilities located at Champaign, Illinois and Rantoul, Illinois, and Punta Gorda, Florida, are classified as small waste generators and generate and store small amounts of hazardous waste representing spent laboratory chemicals used in the Borrower's refrigerant testing laboratories.

      (c) (i) On April 1, 1999, the Borrower reported a release at its Hillburn, New York facility of approximately 7,800 lbs. of R-11, as a result of a failed hose connection to one of the Borrower's outdoor storage tanks allowing liquid R-11 to discharge from the tank into the concrete secondary containment area in which the subject tank was located. The R-11 migrated to ground water and impacted four wells operated by United Water New York used for supply of drinking water to Rockland County.

            (ii) In January 1999, the Borrower had a vapor release at its Baton Rouge, Louisiana facility of a quantity of ammonia.

            (iii) Normal operation of the Borrower's equipment results in de minimis releases of refrigerants. EPA regulations permit a loss of up to 1.5% of refrigerant processed during reclamation procedures.

      (d) The Borrower has above ground bulk storage tanks used for the storage of refrigerant at the following facilities: Rantoul, Illinois; Champaign, Illinois, Charlotte, North Carolina; Punta Gorda, Florida. Additionally, the Company stores refrigerants at each of its facilities in cylinders and tanks ranging in size from 30 lbs to 10,000 lbs.

      (f) All of the Borrower's facilities, except for the Pearl River, New York and Fremont, New Hampshire facilities, have various refrigerants at the facilities, including Chlorofluorocarbons (CFC's), Hydrochlorofluorocarbons (HCFC's), Hyrofluorocarbons (HFC's), and Anhydrous Ammonia. Most refrigerants handled, processed or sold by the Borrower are classified as hazardous materials and some are classified as hazardous substances.

      (h) See schedule 5.13 above.


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